Exhibit 4.1
COMSTOCK RESOURCES, INC.,
THE SUBSIDIARY GUARANTORS NAMED HEREIN
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

THIRD SUPPLEMENTAL INDENTURE
dated as of March 14, 2011
to
INDENTURE
dated as of October 9, 2009

7 3/4% Senior Notes due 2019

i

     THIS THIRD SUPPLEMENTAL INDENTURE dated as of March 14, 2011 (this “Supplemental Indenture”), is among COMSTOCK RESOURCES, INC., a Nevada corporation (hereinafter called the “Company”), the SUBSIDIARY GUARANTORS (as defined hereinafter) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee (hereinafter called the “Trustee”) under the Indenture, dated as of October 9, 2009, among the Company, the Subsidiary Guarantors named therein and the Trustee (the “Original Indenture” and, as amended and supplemented by this Supplemental Indenture, in respect of the Notes, the “Indenture”).
RECITALS
     WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have duly authorized, executed and delivered the Original Indenture to provide for the issuance from time to time of the Company’s unsecured senior or subordinated debentures, notes or other evidences of indebtedness, to be issued, from time to time, in one or more series (herein called “Securities”), which Securities may be guaranteed by each of the Subsidiary Guarantors, as the Original Indenture provides;
     WHEREAS, under the Original Indenture, a new series of Securities may at any time be established by the Board of Directors of the Company, in accordance with the provisions of the Original Indenture, and the terms of such series may be established in an indenture supplemental to the Original Indenture;
     WHEREAS, the Company desires to execute this Supplemental Indenture to establish the form and terms, and to provide for the issuance, of a second series of senior notes designated as 7 3/4% Senior Notes due 2019 in an aggregate principal amount of $300,000,000 (the “Initial Notes”);
     WHEREAS, from time to time subsequent to the Issue Date, the Company may, if permitted to do so pursuant to the terms of the Indenture, the Initial Notes and the terms of their other indebtedness existing on such future date, issue additional senior notes of the same series as the Initial Notes in accordance with this Supplemental Indenture (the “Additional Notes” and, together with the Initial Notes, the “Notes”), pursuant to this Supplemental Indenture;
     WHEREAS, the Company and the Subsidiary Guarantors are members of the same consolidated group of companies. The Subsidiary Guarantors will derive direct and indirect economic benefit from the issuance of the Notes. Accordingly, each Subsidiary Guarantor has duly authorized the execution and delivery of this Supplemental Indenture to provide for its full, unconditional and joint and several Guarantee of the Notes to the extent provided in or pursuant to the Indenture;
     WHEREAS, this Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of this Supplemental Indenture and shall, to the extent applicable, be governed by such provisions;
     WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture to provide for the issuance of the Notes, and the Subsidiary Guarantors named herein have duly authorized the execution and delivery of this Supplemental Indenture to provide for the guarantee of the Notes by the Subsidiary Guarantors as provided in this Supplemental Indenture; and
     WHEREAS, all things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company and to make the Original Indenture, as supplemented by this Supplemental Indenture, when executed by the Company and each Subsidiary Guarantor named herein, a valid agreement of the Company and each such Subsidiary Guarantor, in each case in accordance with their respective terms.
     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:
     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes:
ARTICLE I.
APPLICATION OF SUPPLEMENTAL INDENTURE
     Section 1.1 Application of this Supplemental Indenture. Notwithstanding any other provision of this Supplemental Indenture, the provisions of this Supplemental Indenture, including as provided in Section 1.2 below, are expressly and solely for the benefit of the Holders of the Notes and the Guarantees and shall not apply to any other series of Securities that have been issued or that may be issued hereafter under the Original Indenture. The Notes constitute a series of Securities as provided in the Original Indenture. Unless otherwise expressly specified, references in this Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this Supplemental Indenture, and not the Original Indenture or any other document.
     Section 1.2 Effect of Supplemental Indenture. With respect to the Notes only, the Original Indenture shall be supplemented and amended pursuant to Section 8.1 thereof to establish the form and terms of the Notes as set forth in this Supplemental Indenture, including as follows:
     (a) Definitions and Other Provisions of General Application. Article I of the Original Indenture is deleted and replaced in its entirety by the provisions of Article II of this Supplemental Indenture;
     (b) The Notes. Article II of the Original Indenture is deleted and replaced in its entirety by the provisions of Article III of this Supplemental Indenture;
     (c) Satisfaction and Discharge. The provisions of Article III of the Original Indenture are deleted and replaced in their entirety by the provisions of Article IV of this Supplemental Indenture;
     (d) Defaults and Remedies. The provisions of Article IV of the Original Indenture are deleted and replaced in their entirety by the provisions of Article V of this Supplemental Indenture;

     (e) The Trustee. The provisions of Article V of the Original Indenture are deleted and replaced in their entirety by the provisions of Article VI of this Supplemental Indenture;
     (f) Holders’ Lists and Reports by Trustee and Company. The provisions of Article VI of the Original Indenture are deleted in their entirety;
     (g) Consolidation, Merger, Conveyance, Transfer or Lease. The provisions of Article VII of the Original Indenture are deleted and replaced in their entirety by the provisions of Article VII of this Supplemental Indenture;
     (h) Supplemental Indentures. The provisions of Article VIII of the Original Indenture are deleted and replaced in their entirety by the provisions of Article VIII of this Supplemental Indenture;
     (i) Covenants. The provisions of Article IX of the Original Indenture are deleted and replaced in their entirety by the provisions of Article IX of this Supplemental Indenture;
     (j) Redemption of Notes. The provisions of Article X of the Original Indenture are deleted and replaced in their entirety by the provisions of Article X of this Supplemental Indenture;
     (k) Defeasance and Covenant Defeasance. The provisions of Article XI of the Original Indenture are deleted and replaced in their entirety by the provisions of Article IX and Article XII of this Supplemental Indenture;
     (l) Subsidiary Guarantees. The provisions of Article XII of the Original Indenture are deleted and replaced in their entirety by the provisions of Article XII of this Supplemental Indenture;
     (m) Miscellaneous. The provisions of Article XIII of the Original Indenture are deleted and replaced in their entirety by the provisions of Article XIII of this Supplemental Indenture; and
     (n) Subordination of the Securities. The provisions of Article XIV of the Original Indenture are deleted in their entirety.
     To the extent that the provisions of this Supplemental Indenture (including those referred to in clauses (a) through (n) above) conflict with any provision of the Original Indenture, the provisions of this Supplemental Indenture shall govern and be controlling, solely with respect to the Notes.
     Section 1.3 General References. Unless otherwise specified or unless the context otherwise requires, (i) all references in this First Supplemental Indenture to Articles and Sections refer to the corresponding Articles and Sections of this First Supplemental Indenture and (ii) the terms “herein”, “hereof”, “hereunder”, “hereto” and any other word of similar import refers to this First Supplemental Indenture.

ARTICLE II.
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
     Section 2.1 Definitions.
     “Acquired Indebtedness” means Indebtedness of a Person (1) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with acquisitions of Properties from such Person (other than any Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition). Acquired Indebtedness shall be deemed to be incurred on the date the acquired Person becomes a Restricted Subsidiary or the date of the related acquisition of Properties from such Person.
     “Act,” when used with respect to any Holder, has the meaning specified in Section 13.3.
     “Additional Assets” means:
     (i) any Property (other than cash, Cash Equivalents or securities) used in the Oil and Gas Business or any business ancillary thereto;
     (ii) Investments in any other Person engaged in the Oil and Gas Business or any business ancillary thereto (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary;
     (iii) the acquisition from third parties of Capital Stock of a Restricted Subsidiary; or
     (iv) capital expenditures by the Company or a Restricted Subsidiary in the Oil and Gas Business.
     “Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination, the remainder of:
     (i) the sum of:
     (a) discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with Commission guidelines before any state, Federal or foreign income taxes, as estimated by the Company and confirmed by a nationally recognized firm of independent petroleum engineers in a reserve report prepared as of the end of the Company’s most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from:
     (1) estimated proved oil and gas reserves acquired since such year-end, which reserves were not reflected in such year-end reserve report, and
     (2) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since such year-end due to exploration, development or exploitation activities, in each case calculated in accordance with

Commission guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from:
     (3) estimated proved oil and gas reserves produced or disposed of since such year-end, and
     (4) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report);
provided that, in the case of each of the determinations made pursuant to clauses (1) through (4), such increases and decreases shall be as estimated by the Company’s petroleum engineers, unless there is a Material Change as a result of such acquisitions, dispositions or revisions, in which event the discounted future net revenues utilized for purposes of this clause (i)(a) shall be confirmed in writing by a nationally recognized firm of independent petroleum engineers;
     (b) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements;
     (c) the Net Working Capital on a date no earlier than the date of the Company’s latest annual or quarterly financial statements; and
     (d) the greater of (1) the net book value on a date no earlier than the date of the Company’s latest annual or quarterly financial statements and (2) the appraised value, as estimated by independent appraisers, of other tangible assets (including, without duplication, Investments in unconsolidated Restricted Subsidiaries) of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest audited financial statements; minus
     (ii) the sum of:
     (a) Minority Interests;
     (b) any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest audited financial statements;
     (c) to the extent included in (i)(a) above, the discounted future net revenues, calculated in accordance with Commission guidelines (utilizing the prices utilized in the Company’s year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and
     (d) the discounted future net revenues, calculated in accordance with Commission guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (i)(a) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).
     “Adjusted Net Assets” of a Subsidiary Guarantor at any date shall mean the amount by which the fair value of the properties and assets of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Subsidiary Guarantee, of such Subsidiary Guarantor at such date.
     “Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of this definition, beneficial ownership of 10% or more of the voting common equity (on a fully diluted basis) or options or warrants to purchase such equity (but only if exercisable at the date of determination or within 60 days thereof) of a Person shall be deemed to constitute control of such Person.
     “Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition to any Person other than the Company or any of its Restricted Subsidiaries (including, without limitation, by means of a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), directly or indirectly, in one or a series of related transactions, of (i) any Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the Properties of any division or line of business of the Company or any of its Restricted Subsidiaries or (iii) any other Properties of the Company or any of its Restricted Subsidiaries other than (a) a transfer of cash, Cash Equivalents, hydrocarbons or other mineral products in the ordinary course of business or (b) any lease, abandonment, disposition, relinquishment or farm-out of any oil and gas Properties in the ordinary course of business. For the purposes of this definition, the term “Asset Sale” also shall not include (a) any transfer of Properties (including Capital Stock) that is governed by, and made in accordance with, the provisions of Article VII hereof; (b) any transfer of Properties to an Unrestricted Subsidiary, if permitted under Section 9.10 hereof; or (c) any transfer (in a single transaction or a series of related transactions) of Properties (including Capital Stock) having a Fair Market Value of less than $25,000,000.
     “Attributable Indebtedness” means, with respect to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the present value of the total net amount of rent required to be paid by such Person under the lease during the primary term thereof, without giving effect to any renewals at the option of the lessee, discounted from the respective due dates thereof to such date at the rate of interest per annum implicit in the terms of the lease. As used in the preceding sentence, the net amount of rent under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon payment of a penalty, such net amount of rent shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.
     “Average Life” means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (and any portion thereof) from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund or mandatory redemption payment requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.
     “Bank Credit Agreement” means that certain Third Amended and Restated Credit Agreement dated as of November 30, 2010 among the Company, as Borrower, the lenders party thereto from time to time, Bank of Montreal, as Administrative Agent and Issuing Bank, Bank of America, N.A., as Syndication Agent, and Comerica Bank, JP Morgan Chase Bank, N.A. and Union Bank of California, N.A., as Co-Documentation Agents, and together with all related documents executed or delivered pursuant thereto at any time (including, without limitation, all mortgages, deeds of trust, guarantees, security agreements and all other collateral and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement or agreements extending the maturity of, refinancing, replacing or otherwise restructuring (including into two or more separate credit facilities, and including increasing the amount of available borrowings thereunder provided that such increase in borrowings is within the definition of “Permitted Indebtedness” or is otherwise permitted under Section 9.12) or adding Subsidiaries as additional borrowers or guarantors thereunder and all or any portion of the Indebtedness and other Obligations under such agreement or agreements or any successor or replacement agreement or agreements, and whether by the same or any other agent(s), lender(s) or group(s) of lenders.
     “Board of Directors” means, with respect to the Company, either the board of directors of the Company or any duly authorized committee of such board of directors, and, with respect to any Subsidiary, either the board of directors of such Subsidiary or any duly authorized committee of that board or, in the case of a Subsidiary not having a board of directors, the manager or other person performing a function comparable to a board of directors of a corporation.
     “Board Resolution” means, with respect to the Company, a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee, and with respect to a Subsidiary, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Subsidiary to have been duly adopted by its Board of

Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the cities of New York, New York or Dallas, Texas are authorized or obligated by law or executive order to close.
     “Borrowing Base” means, as of any date, the aggregate amount of borrowing availability as of such date under the Bank Credit Agreement that determines availability on the basis of a borrowing base or other asset-based calculation.
     “Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights or other equivalents in the equity interests (however designated) in such Person, and any rights (other than debt securities convertible into an equity interest), warrants or options exercisable for, exchangeable for or convertible into such an equity interest in such Person.
     “Capitalized Lease Obligation” means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any Property that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.
     “Cash Equivalents” means:
     (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);
     (ii) demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000;
     (iii) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-l by S&P or at least P-l by Moody’s;
     (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any commercial bank meeting the specifications of clause (ii) above;
     (v) overnight bank deposits and bankers’ acceptances at any commercial bank meeting the qualifications specified in clause (ii) above;
     (vi) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (ii) above but which is a lending bank under the

Bank Credit Agreement, provided all such deposits do not exceed $5,000,000 in the aggregate at any one time;
     (vii) demand and time deposits and certificates of deposit with any commercial bank organized in the United States not meeting the qualifications specified in clause (ii) above, provided that such deposits and certificates support bond, letter of credit and other similar types of obligations incurred in the ordinary course of business; and
     (viii) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (i) through (v) above.
     “Change of Control” means the occurrence of any event or series of events by which:
     (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total Voting Stock of the Company;
     (ii) the Company consolidates with or merges into another Person or any Person consolidates with, or merges into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other Property, other than any such transaction where (a) the outstanding Voting Stock of the Company is changed into or exchanged for Voting Stock of the surviving or resulting Person that is Qualified Capital Stock and (b) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving or resulting Person immediately after such transaction;
     (iii) the Company, either individually or in conjunction with one or more Restricted Subsidiaries, sells, assigns, conveys, transfers, leases or otherwise disposes of, or the Restricted Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of, all or substantially all of the Properties of the Company and such Restricted Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of the Restricted Subsidiaries, to any Person (other than the Company or a Wholly Owned Restricted Subsidiary);
     (iv) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or
     (v) Comstock is liquidated or dissolved.
     “Code” means the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations thereunder issued by the Internal Revenue Service.

     “Commission” or “SEC” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Supplemental Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Common Stock” of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.
     “Company” means the Person named as the “Company” in the first paragraph of this Supplemental Indenture, until a successor person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
     “Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.
     “Consolidated Exploration Expenses” means, for any period, exploration expenses of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.
     “Consolidated Fixed Charge Coverage Ratio” means, for any period, the ratio on a pro forma basis of (1) the sum of Consolidated Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges each to the extent deducted in computing Consolidated Net Income, in each case, for such period, of the Company and its Restricted Subsidiaries on a consolidated basis, all determined in accordance with GAAP, decreased (to the extent included in determining Consolidated Net Income) by the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, to (2) Consolidated Interest Expense for such period; provided, however, that (i) the Consolidated Fixed Charge Coverage Ratio shall be calculated on a pro forma basis on the assumptions that (A) the Indebtedness to be incurred (and all other Indebtedness incurred after the first day of such period of four full fiscal quarters referred to in Section 9.12(a) hereof through and including the date of determination), and (if applicable) the application of the net proceeds therefrom (and from any other such Indebtedness), including to refinance other Indebtedness, had been incurred on the first day of such four-quarter period and, in the case of Acquired Indebtedness, on the assumption that the related transaction (whether by means of purchase, merger or otherwise) also had occurred on such date with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation and (B) any acquisition or disposition by the Company or any Restricted Subsidiary of any Properties outside the ordinary course of business, or any repayment of any principal amount of any Indebtedness of the Company or any Restricted Subsidiary prior to the Stated Maturity thereof, in either case since the first day of such period of four full fiscal quarters through and including the date of determination, had been consummated on such first day of such four-quarter period, (ii) in making such computation, the Consolidated Interest Expense attributable to interest on any

Indebtedness required to be computed on a pro forma basis in accordance with Section 9.12(a) hereof and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying, at the option of the Company, either the fixed or floating rate, (iii) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility required to be computed on a pro forma basis in accordance with Section 9.12(a) hereof shall be computed based upon the average daily balance of such Indebtedness during the applicable period, provided that such average daily balance shall be reduced by the amount of any repayment of Indebtedness under a revolving credit facility during the applicable period, which repayment permanently reduced the commitments or amounts available to be reborrowed under such facility, (iv) notwithstanding clauses (ii) and (iii) of this provision, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements, (v) in making such calculation, Consolidated Interest Expense shall exclude interest attributable to Dollar-Denominated Production Payments, and (vi) if after the first day of the period referred to in clause (1) of this definition the Company has permanently retired any Indebtedness out of the Net Cash Proceeds of the issuance and sale of shares of Qualified Capital Stock of the Company within 30 days of such issuance and sale, Consolidated Interest Expense shall be calculated on a pro forma basis as if such Indebtedness had been retired on the first day of such period.
     “Consolidated Income Tax Expense” means, for any period, the provision for federal, state, local and foreign income taxes (including state franchise taxes accounted for as income taxes in accordance with GAAP) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.
     “Consolidated Interest Expense” means, for any period, without duplication, the sum of (1) the interest expense of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation constituting Indebtedness, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and (e) all accrued interest, in each case to the extent attributable to such period, (2) to the extent any Indebtedness of any Person (other than the Company or a Restricted Subsidiary) is guaranteed by the Company or any Restricted Subsidiary, the aggregate amount of interest paid (to the extent not accrued in a prior period) or accrued by such other Person during such period attributable to any such Indebtedness, in each case to the extent attributable to that period, (3) the aggregate amount of the interest component of Capitalized Lease Obligations paid (to the extent not accrued in a prior period), accrued or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP and (4) the aggregate amount of dividends paid (to the extent such dividends are not accrued in a prior period and excluding dividends paid in Qualified Capital Stock) or accrued on Disqualified Capital Stock of the Company and its Restricted Subsidiaries, to the extent such Disqualified Capital Stock is owned by Persons other than the Company or its Restricted Subsidiaries, less, to the extent included in any of clauses (1) through (4), amortization of capitalized debt issuance costs of the Company and its Restricted Subsidiaries during such period.
     “Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding:
     (1) net after-tax extraordinary gains or losses (less all fees and expenses relating thereto);
     (2) net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales;
     (3) the net income (or net loss) of any Person (other than the Company or any of its Restricted Subsidiaries), in which the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries in cash by such other Person during such period (regardless of whether such cash dividends or distributions are attributable to net income (or net loss) of such Person during such period or during any prior period);
     (4) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;
     (5) dividends paid in Qualified Capital Stock;
     (6) income resulting from transfers of assets received by the Company or any Restricted Subsidiary from an Unrestricted Subsidiary;
     (7) Consolidated Exploration Expenses and any write-downs or impairments of non-current assets; and
     (8) the cumulative effect of a change in accounting principles.
     “Consolidated Net Worth” means, at any date, the consolidated stockholders’ equity of the Company and its Restricted Subsidiaries less the amount of such stockholders’ equity attributable to Disqualified Capital Stock or treasury stock of the Company and its Restricted Subsidiaries, as determined in accordance with GAAP.
     “Consolidated Non-cash Charges” means, for any period, the aggregate depreciation, depletion, amortization and exploration expense and other non-cash expenses of the Company and its Restricted Subsidiaries reducing Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge for which an accrual of or reserve for cash charges for any future period is required).
     “Consolidated Total Indebtedness” means, with respect to the Company and its Restricted Subsidiaries as of any date of determination, the aggregate of all Indebtedness of the Company and its Restricted Subsidiaries as of such date of determination, on a consolidated basis, determined in accordance with GAAP.
     “Corporate Trust Office” means, for purposes of presenting Securities, The Bank of New York Mellon located at 101 Barclay Street, 7 East, New York, New York 10286 and, for all other purposes the office of the Trustee at which any time its corporate trust business shall be administered, which at the date hereof is located at 601 Travis Street, 16th floor, Houston, Texas 77002, Attention: Corporate Trust Services, re: Comstock Resources, Inc., or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
     “Default” means any event, act or condition that is, or after notice or passage of time or both would become, an Event of Default.
     “Depositary” means The Depository Trust Company, its nominees and their respective successors.
     “Disinterested Director” means, with respect to any transaction or series of transactions in respect of which the Board of Directors of the Company is required to deliver a Board Resolution hereunder, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest (other than an interest arising solely from the beneficial ownership of Capital Stock of the Company) in or with respect to such transaction or series of transactions.
     “Disqualified Capital Stock” means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed or repurchased prior to the final Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity. For purposes of Section 9.12(a) hereof, Disqualified Capital Stock shall be valued at the greater of its voluntary or involuntary maximum fixed redemption or repurchase price plus accrued and unpaid dividends. For such purposes, the “maximum fixed redemption or repurchase price” of any Disqualified Capital Stock which does not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were redeemed or repurchased on the date of determination, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Disqualified Capital Stock; provided, however, that if such Disqualified Capital Stock is not at the date of determination permitted or required to be redeemed or repurchased, the “maximum fixed redemption or repurchase price” shall be the book value of such Disqualified Capital Stock.
     “Dollar-Denominated Production Payments” means production payment obligations of the Company or a Restricted Subsidiary recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
     “Event of Default” has the meaning specified in Section 5.1 hereof.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor act thereto.
     “Exchanged Properties” means properties or assets used or useful in the Oil and Gas Business received by the Company or a Restricted Subsidiary in trade or as a portion of the total consideration for other such properties or assets.
     “Existing Notes Issue Date” means February 25, 2004.
     “Fair Market Value” means with respect to any Property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value of a Property equal to or in excess of $10.0 million shall be determined by the Board of Directors of the Company acting in good faith, whose determination shall be conclusive and evidenced by a Board Resolution, and any lesser Fair Market Value may be determined by an officer of the Company acting in good faith.
     “Federal Bankruptcy Code” means the United States Bankruptcy Code of Title 11 of the United States Code, as amended from time to time.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP.
     The uncapitalized term “guarantee” means, as applied to any obligation, (1) a guarantee (other than by endorsement of negotiable instruments or documents for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (2) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down under letters of credit. When used as a verb, “guarantee” has a corresponding meaning.
     “Holder” means a Person in whose name a Note is registered in the Note Register.
     “Indebtedness” means, with respect to any Person, without duplication:
     (1) all liabilities of such Person, contingent or otherwise, for borrowed money or for the deferred purchase price of Property or services (excluding any trade accounts payable and other accrued current liabilities incurred and reserves established in the ordinary course of business) and all liabilities of such Person incurred in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such

Person, or any warrants, rights or options to acquire such Capital Stock outstanding on the Issue Date or thereafter, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;
     (2) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;
     (3) all obligations of such Person with respect to letters of credit;
     (4) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), but excluding trade accounts payable arising and reserves established in the ordinary course of business;
     (5) all Capitalized Lease Obligations of such Person;
     (6) the Attributable Indebtedness (in excess of any related Capitalized Lease Obligations) related to any Sale/Leaseback Transaction of such Person;
     (7) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon Property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured);
     (8) all guarantees by such Person of Indebtedness referred to in this definition (including, with respect to any Production Payment, any warranties or guaranties of production or payment by such Person with respect to such Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment); and
     (9) all obligations of such Person under or in respect of currency exchange contracts, oil and natural gas price hedging arrangements and Interest Rate Protection Obligations.
     Subject to clause (8) of the first sentence of this definition, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness. In addition, Disqualified Capital Stock shall not be deemed to be Indebtedness.
     “Indenture” has the meaning specified in the recitals to this Supplemental Indenture.
     “Insolvency or Liquidation Proceeding” means, with respect to any Person, (a) an insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or similar case or proceeding in connection therewith, relative to such Person or its creditors, as such, or its assets or (b) any liquidation, dissolution or other winding-up proceeding of such Person, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person.
     “Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.
     “Interest Rate Protection Obligations” means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements or arrangements designed to protect against or manage such Person’s and any of its Subsidiaries’ exposure to fluctuations in interest rates.
     “Investment” means, with respect to any Person, any direct or indirect advance, loan, guarantee of Indebtedness or other extension of credit or capital contribution by such Person to (by means of any transfer of cash or other Property to others or any payment for Property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities (including derivatives) or evidences of Indebtedness issued by, any other Person. In addition, the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an “Investment” made by the Company in such Unrestricted Subsidiary at such time. “Investments” shall exclude (1) extensions of trade credit or other advances to customers on commercially reasonable terms in accordance with normal trade practices or otherwise in the ordinary course of business, (2) Interest Rate Protection Obligations entered into in the ordinary course of business or as required by any Permitted Indebtedness or any Indebtedness incurred in compliance with Section 9.12 hereof, but only to the extent that the stated aggregate notional amounts of such Interest Rate Protection Obligations do not exceed 105% of the aggregate principal amount of such Indebtedness to which such Interest Rate Protection Obligations relate and (3) endorsements of negotiable instruments and documents in the ordinary course of business. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Restricted Subsidiary that were not sold or disposed of.
     “Issue Date” means March 14, 2011.
     “Lien” means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim or similar type of encumbrance (including, without limitation, any agreement to give or grant any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing) upon or with respect to any Property of any kind. A Person shall be deemed to own subject to a Lien any Property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     “Liquid Securities” means securities (1) of an issuer that is not an Affiliate of the Company, (2) that are publicly traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market and (3) as to which the Company is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act) or as to which a registration statement under the Securities Act covering the resale thereof is in effect for as long as the securities are held; provided that securities meeting the requirements of clauses (1), (2) and (3) above shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of (a) the date on which such securities are sold or exchanged for cash or Cash Equivalents and (b) 150 days following the date of receipt of such securities. If such securities are not sold or exchanged for cash or Cash Equivalents within 120 days of receipt thereof, for purposes of determining whether the transaction pursuant to which the Company or a Restricted Subsidiary received the securities was in compliance with Section 9.17 hereof, such securities shall be deemed not to have been Liquid Securities at any time.
     “Material Change” means an increase or decrease (except to the extent resulting from changes in prices) of more than 30% during a fiscal quarter in the estimated discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (i)(a) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change: (i) any acquisitions during the quarter of oil and gas reserves with respect to which the Company’s estimate of the discounted future net revenues from proved oil and gas reserves has been confirmed by independent petroleum engineers and (ii) any dispositions of Properties during such quarter that were disposed of in compliance with Section 9.17.
     “Maturity” means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or in the Indenture provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.
     “Minority Interest” means the percentage interest represented by any class of Capital Stock of a Restricted Subsidiary that are not owned by the Company or a Restricted Subsidiary.
     “Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
     “Net Available Cash” from an Asset Sale or Sale/Leaseback Transaction means cash proceeds received therefrom (including (1) any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and (2) the Fair Market Value of Liquid Securities and Cash Equivalents, and excluding (a) any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the Property that is the subject of such Asset Sale or Sale/Leaseback Transaction and (b) except to the extent subsequently converted to cash, Cash Equivalents or Liquid Securities within 240 days after such Asset Sale or Sale/Leaseback Transaction, consideration constituting Exchanged Properties or consideration other than as identified in the immediately preceding clauses (1) and (2)), in each case net of (i) all legal, title and recording expenses, commissions and other fees and expenses incurred, and all federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Sale or Sale/Leaseback Transaction, (ii) all payments made on any Indebtedness (but specifically excluding Indebtedness of the Company and its Restricted Subsidiaries assumed in connection with or in anticipation of such Asset Sale or Sale/Leaseback Transaction) which is secured by any assets subject to such Asset Sale or Sale/Leaseback Transaction, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or Sale/Leaseback Transaction or by applicable law, be repaid out of the proceeds from such Asset Sale or Sale/Leaseback Transaction, provided that such payments are made in a manner that results in the permanent reduction in the balance of such Indebtedness and, if applicable, a permanent reduction in any outstanding commitment for future incurrences of Indebtedness thereunder, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale or Sale/Leaseback Transaction and (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale or Sale/Leaseback Transaction and retained by the Company or any Restricted Subsidiary after such Asset Sale or Sale/Leaseback Transaction; provided, however, that if any consideration for an Asset Sale or Sale/Leaseback Transaction (which would otherwise constitute Net Available Cash) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to such Person or its Restricted Subsidiaries from escrow.
     “Net Cash Proceeds” with respect to any issuance or sale of Qualified Capital Stock or other securities, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
     “Net Working Capital” means (1) all current assets of the Company and its Restricted Subsidiaries, less (2) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in consolidated financial statements of the Company prepared in accordance with GAAP.
     “Non-Recourse Indebtedness” means Indebtedness or that portion of Indebtedness of the Company or any Restricted Subsidiary incurred in connection with the acquisition by the Company or such Restricted Subsidiary of any Property and as to which (i) the holders of such Indebtedness agree that they will look solely to the Property so acquired and securing such Indebtedness for payment on or in respect of such Indebtedness, and neither the Company nor any Subsidiary (other than an Unrestricted Subsidiary) (a) provides credit support, including any undertaking, agreement or instrument which would constitute Indebtedness, or (b) is directly or indirectly liable for such Indebtedness, and (ii) no default with respect to such Indebtedness would permit (after notice or passage of time or both), according to the terms thereof, any holder of any Indebtedness of the Company or a Restricted Subsidiary to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.
     “Note Custodian” means the custodian with respect to a Global Note (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

     “Note Register” means the register maintained by or for the Company in which the Company shall provide for the registration of the Notes and the transfer of the Notes.
     “Notes” has the meaning specified in the recitals to this Supplemental Indenture, and includes Additional Notes.
     “Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, payments with respect to any letters of credit, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
     “Officers” means, with respect to any Person, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer and the Treasurer of such Person.
     “Officers’ Certificate” means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.
     “Oil and Gas Business” means (i) the acquisition, exploration, development, operation and disposition of interests in oil, gas and other hydrocarbon Properties, (ii) the gathering, marketing, treating, processing, storage, refining, selling and transporting of any production from such interests or Properties, (iii) any business relating to or arising from exploration for or development, production, treatment, processing, storage, refining, transportation or marketing of oil, gas and other minerals and products produced in association therewith and (iv) any activity necessary, appropriate or incidental to the activities described in the foregoing clauses (i) through (iii) of this definition.
     “Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company (or any Subsidiary Guarantor), including an employee of the Company (or any Subsidiary Guarantor), and who shall be reasonably acceptable to the Trustee.
     “Original Indenture” has the meaning specified in the recitals to this Supplemental Indenture.
     “Outstanding,” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:
     (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;
     (ii) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

     (iii) Notes, except to the extent provided in Sections 11.2 and 11.3 hereof, with respect to which the Company has effected legal defeasance or covenant defeasance as provided in Article XI hereof; and
     (iv) Notes which have been replaced pursuant to Section 3.7 hereof or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a protected purchaser in whose hands the Notes are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company, any Subsidiary Guarantor or any other obligor upon the Notes or any Affiliate of the Company, any Subsidiary Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, consent, notice or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company, any Subsidiary Guarantor or any other obligor upon the Notes or any Affiliate of the Company, any Subsidiary Guarantor or such other obligor.
     “Permitted Investments” means any of the following:
     (1) Investments in Cash Equivalents;
     (2) Investments in property, plant and equipment used in the ordinary course of business;
     (3) Investments in the Company or any of its Restricted Subsidiaries;
     (4) Investments by the Company or any of its Restricted Subsidiaries in another Person, if (a) as a result of such Investment (i) such other Person becomes a Restricted Subsidiary or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its Properties to, the Company or a Restricted Subsidiary and (b) such other Person is primarily engaged in the Oil and Gas Business;
     (5) entry into operating agreements, joint ventures, partnership agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, area of mutual interest agreements or other similar or customary agreements, transactions, Properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Oil and Gas Business;

     (6) entry into any hedging arrangements in the ordinary course of business for the purpose of protecting the Company’s or any Restricted Subsidiary’s production, purchases and resales against fluctuations in oil or natural gas prices;
     (7) entry into any currency exchange contract in the ordinary course of business;
     (8) Investments in stock, obligations or securities received in settlement of debts owing to the Company or any Restricted Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any Restricted Subsidiary, in each case as to debt owing to the Company or any Restricted Subsidiary that arose in the ordinary course of business of the Company or any such Restricted Subsidiary;
     (9) guarantees of Indebtedness permitted under Section 9.12; and
     (10) other Investments, in an aggregate amount not to exceed at any one time outstanding the greater of (a) $25,000,000 and (b) 5% of Adjusted Consolidated Net Tangible Assets.
     “Permitted Liens” means the following types of Liens:
     (1) Liens securing Indebtedness of the Company or any Restricted Subsidiary that constitutes Priority Credit Facility Debt permitted pursuant to clause (1) of the definition of “Permitted Indebtedness”;
     (2) Liens existing as of the Issue Date (excluding Liens securing Indebtedness of the Company under the Bank Credit Agreement);
     (3) Liens securing the Notes or the Subsidiary Guarantees;
     (4) Liens in favor of the Company or any Restricted Subsidiary;
     (5) Liens for taxes, assessments and governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;
     (6) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;
     (7) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the payment or performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, government contracts and leases, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money but including lessee or operator obligations under statutes, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on state, federal or foreign lands or waters);
     (8) judgment and attachment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired;
     (9) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;
     (10) any interest or title of a lessor under any capital lease or operating lease;
     (11) purchase money Liens; provided, however, that (a) the related purchase money Indebtedness shall not be secured by any Property of the Company or any Restricted Subsidiary other than the Property so acquired (including, without limitation, those acquired indirectly through the acquisition of stock or other ownership interests) and any proceeds therefrom, (b) the aggregate principal amount of Indebtedness secured by such Liens it otherwise permitted to be incurred under the Indenture and does not exceed the cost of the property or assets so acquired and (c) the Liens securing such Indebtedness shall be created within 90 days of such acquisition;
     (12) Liens securing obligations under hedging agreements that the Company or any Restricted Subsidiary enters into in the ordinary course of business for the purpose of protecting its production, purchases and resales against fluctuations in oil or natural gas prices;
     (13) Liens upon specific items of inventory or other goods of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
     (14) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other Property relating to such letters of credit and products and proceeds thereof;
     (15) Liens encumbering Property under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such Property;
     (16) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;
     (17) Liens securing Interest Rate Protection Obligations which Interest Rate Protection Obligations relate to Indebtedness that is secured by Liens otherwise permitted under this Indenture;
     (18) Liens (other than Liens securing Indebtedness) on, or related to, Properties to secure all or part of the costs incurred in the ordinary course of business for the exploration, drilling, development or operation thereof;

     (19) Liens on pipeline or pipeline facilities which arise by operation of law;
     (20) Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements which are customary in the Oil and Gas Business;
     (21) Liens reserved in oil and gas mineral leases for bonus or rental payments or for compliance with the terms of such leases;
     (22) Liens constituting survey exceptions, encumbrances, easements or reservations of, or rights to others for, rights-of-way, zoning or other restrictions as to the use of real properties, and minor defects of title which, in the case of any of the foregoing, were not incurred or created to secure the payment of borrowed money or the deferred purchase price of Property or services, and in the aggregate do not materially adversely affect the value of the Properties of the Company and the Restricted Subsidiaries, taken as a whole, or materially impair the use of such Properties for the purposes for which such Properties are held by the Company or any Restricted Subsidiaries;
     (23) Liens securing Non-Recourse Indebtedness; provided, however, that the related Non-Recourse Indebtedness shall not be secured by any Property of the Company or any Restricted Subsidiary other than the Property acquired (including, without limitation, those acquired indirectly through the acquisition of stock or other ownership interests) by the Company or any Restricted Subsidiary with the proceeds of such Non-Recourse Indebtedness;
     (24) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company and Liens on Property of a Subsidiary existing at the time it became a Subsidiary, provided that such Liens were in existence prior to the contemplation of the acquisition and do not extend to any assets other than the acquired Property;
     (25) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of the Company or any of its Restricted Subsidiaries so long as such deposit and such defeasance are permitted under Section 9.10; and
     (26) additional Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed at any one time outstanding the greater of (a) $75,000,000 or (b) 5% of Adjusted Consolidated Net Tangible Assets.
Notwithstanding anything in clauses (1) through (26) of this definition, the term “Permitted Liens” shall not include any Liens resulting from the creation, incurrence, issuance, assumption or guarantee of any Production Payments other than Production Payments that are created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 30 days after, the acquisition of the Properties that are subject thereto.
     “Permitted Refinancing Indebtedness” means Indebtedness of the Company or a Restricted Subsidiary, the net proceeds of which are used to renew, extend, refinance, refund or repurchase (including, without limitation, pursuant to a Change of Control Offer or Prepayment Offer) outstanding Indebtedness of the Company or any Restricted Subsidiary, provided that (1) if the Indebtedness (including the Notes) being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment to either the Notes or the Subsidiary Guarantees, then such Indebtedness is pari passu with or subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (2) such Indebtedness has a Stated Maturity for its final scheduled principal payment that is no earlier than the Stated Maturity for the final scheduled principal payment of the Indebtedness being renewed, extended, refinanced, refunded or repurchased and (3) such Indebtedness has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased; provided, further, that such Indebtedness is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP) plus the amount of any premium required to be paid in connection with such renewal, extension, refinancing, refunding or repurchase pursuant to the terms of the Indebtedness being renewed, extended, refinanced, refunded or repurchased or the amount of any premium reasonably determined by the Company as necessary to accomplish such renewal, extension, refinancing, refunding or repurchase, plus the amount of reasonable fees and expenses incurred by the Company or such Restricted Subsidiary in connection therewith.
     “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s preferred or preference stock, whether now outstanding or issued after the Issue Date, including, without limitation, all classes and series of preferred or preference stock of such Person.
     “Priority Credit Facility Debt” means, collectively, (1) Indebtedness of the Company or any Restricted Subsidiary (including, without limitation, Indebtedness under the Bank Credit Agreement) secured by Liens not otherwise permitted under any of clauses (2) through (25), inclusive, of the definition of “Permitted Liens,” and (2) other Indebtedness or Disqualified Capital Stock of any Restricted Subsidiary that is not a Subsidiary Guarantor. For purposes of clause (1) of the definition of “Permitted Indebtedness,” Priority Credit Facility Debt shall be calculated, at any time of determination, (a) in the case of Indebtedness under the Bank Credit Agreement or Indebtedness under any other instrument or agreement, with reference to the aggregate principal amount outstanding thereunder at such time, excluding all interest, fees and other Obligations under such facility, instrument or agreement, and (b) in the case of Disqualified Capital Stock, in the manner specified in the definition of “Disqualified Capital Stock.”

     “Production Payments” means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.
     “Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person.
     “Public Equity Offering” means an offer and sale of Common Stock (other than Disqualified Stock) of the Company for cash pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).
     “Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Disqualified Capital Stock.
     “Redemption Date,” when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.
     “Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
     “Regular Record Date” for the interest payable on any Interest Payment Date means the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.
     “Responsible Officer,” when used with respect to the Trustee, means any officer in the Corporate Trust Office having direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
     “Restricted Investment” means (without duplication) (i) the designation of a Subsidiary as an Unrestricted Subsidiary in the manner described in the definition of “Unrestricted Subsidiary” and (ii) any Investment other than a Permitted Investment.
     “Restricted Subsidiary” means any Subsidiary of the Company, whether existing on or after the Issue Date, unless such Subsidiary of the Company is an Unrestricted Subsidiary or is designated as an Unrestricted Subsidiary pursuant to the terms of the Indenture.
     “S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.
     “Sale/Leaseback Transaction” means, with respect to the Company or any of its Restricted Subsidiaries, any arrangement with any Person providing for the leasing by the Company or any of its Restricted Subsidiaries of any principal property, whereby such property has been or is to be sold or transferred by the Company or any of its Restricted Subsidiaries to such Person.

     “Securities” has the meaning stated in the first recital of the Indenture and more particularly means any Securities authenticated and delivered under the Original Indenture.
     “Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor act thereto.
     “Senior Indebtedness” means any Indebtedness of the Company or a Restricted Subsidiary (whether outstanding on the date hereof or hereinafter incurred), unless such Indebtedness is Subordinated Indebtedness.
     “Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the date specified in the instrument evidencing or governing such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.
     “Subordinated Indebtedness” means Indebtedness of the Company or a Subsidiary Guarantor which is expressly subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be.
     “Subsidiary” means, with respect to any Person, (1) a corporation a majority of whose Voting Stock is at the time owned, directly or indirectly, by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, or (2) any other Person (other than a corporation), including, without limitation, a joint venture, in which such Person, one or more Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person have, directly or indirectly, at the date of determination thereof, at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).
     “Subsidiary Guarantee” has the meaning specified in Section 12.1 hereof.
     “Subsidiary Guarantor” means (1) Comstock Oil & Gas, LP, (2) Comstock Oil & Gas Louisiana, LLC, (3) Comstock Oil & Gas GP, LLC, (4) Comstock Oil & Gas Investments, LLC, (5) Comstock Oil & Gas Holdings, Inc., (6) each of the Company’s other Restricted Subsidiaries, if any, executing a supplemental indenture in compliance with the provisions of Section 9.13(a) hereof and (7) any Person that becomes a successor guarantor of the Notes in compliance with the provisions of Sections 9.11 and 9.13 hereof.
     “2009 Notes Issue Date” means October 9, 2009.
     “Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended and in force at the date at which this Supplemental Indenture was executed, except as provided in Section 8.5 hereof.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter “Trustee” shall mean such successor Trustee.

     “Unrestricted Subsidiary” means (1) any Subsidiary of the Company that at the time of determination will be designated an Unrestricted Subsidiary by the Board of Directors of the Company as provided below and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company as an Unrestricted Subsidiary so long as (a) neither the Company nor any Restricted Subsidiary is directly or indirectly liable pursuant to the terms of any Indebtedness of such Subsidiary; (b) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; (c) such designation as an Unrestricted Subsidiary would be permitted under Section 9.10 hereof; and (d) such designation shall not result in the creation or imposition of any Lien on any of the Properties of the Company or any Restricted Subsidiary (other than any Permitted Lien or any Lien the creation or imposition of which shall have been in compliance with Section 9.15 hereof); provided, however, that with respect to clause (a), the Company or a Restricted Subsidiary may be liable for Indebtedness of an Unrestricted Subsidiary if (i) such liability constituted a Permitted Investment or a Restricted Payment permitted by Section 9.10 hereof, in each case at the time of incurrence, or (ii) the liability would be a Permitted Investment at the time of designation of such Subsidiary as an Unrestricted Subsidiary. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing a Board Resolution with the Trustee giving effect to such designation. If at any time any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation, on a pro forma basis, (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Company could incur $1.00 of additional Indebtedness under Section 9.12(a) hereof and (iii) if any of the Properties of the Company or any of its Restricted Subsidiaries would upon such designation become subject to any Lien (other than a Permitted Lien), the creation or imposition of such Lien shall have been in compliance with Section 9.15 hereof.
     “Volumetric Production Payments” means production payment obligations of the Company or a Restricted Subsidiary recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.
     “Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
     “Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).
     “Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary of the Company to the extent (1) all of the Capital Stock or other ownership interests in such Restricted Subsidiary, other than directors’ qualifying shares mandated by applicable law, is owned directly

x

or indirectly by the Company or (2) such Restricted Subsidiary does substantially all of its business in one or more foreign jurisdictions and is required by the applicable laws and regulations of any such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction, provided that the Company, directly or indirectly, owns the remaining Capital Stock or ownership interest in such Restricted Subsidiary and, by contract or otherwise, controls the management and business of such Restricted Subsidiary and derives the economic benefits of ownership of such Restricted Subsidiary to substantially the same extent as if such Restricted Subsidiary were a wholly owned subsidiary.
     Section 2.2 Other Definitions.

Term	Defined in

“Affiliate Transaction”	9.18	(a)
“Agent Members”	3.2	(b)
“Change of Control Notice”	9.16	(c)
“Change of Control Offer”	9.16	(a)
“Change of Control Purchase Date”	9.16	(c)
“Change of Control Purchase Price”	9.16	(a)
“Excess Proceeds”	9.17	(b)
“Funding Guarantor”	12.5
“Global Note”	3.2	(a)
“Investment Grade Ratings”	9.21
“Offer Amount”	9.17	(c)
“Offer Period”	9.17	(c)
“Paying Agent”	3.4
“Payment Restriction”	9.19
“Permitted Consideration”	9.17	(a)
“Permitted Indebtedness”	9.12	(b)
“Prepayment Offer”	9.17	(b)
“Prepayment Offer Notice	9.17	(c)
“Purchase Date”	9.17	(c)
“Register”	3.4
“Registrar”	3.4
“Restricted Payment”	9.10	(a)
“Reversion Date”	9.21
“Surviving Entity”	7.1	(1)
“Suspended Covenants”	9.21
“Suspension Date”	9.21
“Suspension Period	9.21
     Section 2.3 Incorporation by Reference of Trust Indenture Act. Whenever the Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of the Indenture.

     The following TIA terms used in this Supplemental Indenture have the following meanings:
     “indenture securities” means the Notes,
     “indenture security holder” means a Holder,
     “indenture to be qualified” means this Indenture,
     “indenture trustee” or “institutional trustee” means the Trustee, and
     “obligor” on the Notes means the Company or any Subsidiary Guarantor and any successor obligor upon the Notes.
     All other TIA terms used in this Supplemental Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.
     Section 2.4 Rules of Construction. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;
     (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP and all accounting calculations will be determined in accordance with GAAP;
     (c) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;
     (d) the masculine gender includes the feminine and the neuter;
     (e) a “day” means a calendar day;
     (f) the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;
     (g) provisions apply to successive events and transactions; and
     (h) references to agreements and other instruments include subsequent amendments and waivers but only to the extent not prohibited by this Supplemental Indenture.
ARTICLE III.
THE NOTES
     Section 3.1 Title and Terms.

     The Notes shall be titled the “7 3/4% Senior Notes due 2019.” Provisions relating to the Notes are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Supplemental Indenture. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Appendix A which is hereby incorporated in and expressly made a part of this Supplemental Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company. Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Appendix A are part of the terms of this Supplemental Indenture.
     Subject to compliance with Section 9.12, the Company may issue an unlimited amount of Additional Notes from time to time after the Issue Date which shall have identical terms as the Notes issued on the Issue Date, other than with respect to the issue price and the date of issuance. The Notes issued on the Issue Date and any Additional Notes shall be part of the same series of Securities for all purposes of the Original Indenture.
     With respect to any Additional Notes, there shall be established in or pursuant to a resolution of the Board of Directors and, subject to Section 3.3, set forth or determined in the manner provided in an Officers’ Certificate, or established in one or more indentures supplemental to the Indenture, prior to the issuance of such Additional Notes:
     (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered;
     (2) the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue; and
     (3) if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositories for such Global Notes, the form of any legend or legends which shall be borne by any such Global Note in addition to or in lieu of that set forth in Appendix A and any circumstances in addition to or in lieu of those set forth in Section 3.4 in which any such Global Note may be exchanged in whole or in part for Notes registered, and any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the depository for such Global Note or a nominee thereof.
     If any of the terms of any Additional Notes are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or the indenture supplemental hereto setting forth the terms of such issuance.
     The Trustee shall have the right to decline to authenticate and deliver any Additional Notes under this Section if the Trustee determines that such action may not lawfully be taken by the Company or if the Trustee in good faith by its board of directors or board of trustee, executive committee, or a trust committee of directors or trustees or Trust Officers shall determine that such action would expose the Trustee to personal liability to existing Notes Holders.

     Section 3.2 Form and Dating.
     (a) Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form without interest coupons with the global securities legend set forth in Appendix A hereto (each, a “Global Note”), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Note Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.
     (b) Book-Entry Provisions. This Section 3.2(b) shall apply only to a Global Note deposited with or on behalf of the Depository.
     The Company shall execute and the Trustee shall, in accordance with this Section 3.2(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as Note Custodian.
     Members of, or participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as Note Custodian or under such Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
     (c) Except as provided in Sections 3.13 or 3.14, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes.
     Section 3.3 Authentication.
     The Trustee shall authenticate and deliver: (1) Notes for original issue in an aggregate principal amount of $300,000,000 and (2) Additional Notes in an unlimited amount (subject only to the Company’s compliance with Section 9.12), if and when issued, upon a written order of the Company signed by two Officers of the Company. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of such Notes is to be authenticated. Except as set forth in Section 9.12, the aggregate principal amount of Notes that may be outstanding at any time is unlimited.
     Two Officers of the Company shall sign the Notes for the Company by manual or facsimile signature. The Company’s seal may be impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form.

     If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Notes, the Notes shall be valid nevertheless.
     Notes shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Notes. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Supplemental Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
     Section 3.4 Registrar and Paying Agent.
     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep the a register (the “Register”) of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.
     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.6. The Company may act as Paying Agent, Registrar, co-registrar or transfer agent.
     The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes.
     Section 3.5 Paying Agent To Hold Money in Trust.
     Not later than 10:00 a.m., New York City time, on each due date of the principal and interest on the Notes, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. If the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

     Section 3.6 Holder Lists.
     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.
     Section 3.7 Replacement Securities.
     If a mutilated Note is surrendered to the Registrar or if the Holder claims that such Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.
     Every replacement Note is an additional obligation of the Company.
     Section 3.8 Outstanding Securities.
     Notes Outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not Outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
     If a Security is replaced pursuant to Section 3.7, it ceases to be Outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser.
     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
     Section 3.9 Temporary Notes.
     Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes and deliver them in exchange for temporary Notes.

     Section 3.10 Cancellation.
     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall, in accordance with its then customary procedures, cancel and destroy (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall, upon written request, deliver a certificate of such destruction to the Company. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.
     Section 3.11 Defaulted Interest.
     If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 9.1 hereof. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.
     Section 3.12 CUSIP Numbers.
     The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee, in writing, of any change in the “CUSIP” numbers.
     Section 3.13 Transfer and Exchange.
     (a) Transfer and Exchange of Certificated Notes. When certificated Notes are presented to the Registrar or a co-registrar with a request:
     (1) to register the transfer of such certificated Notes; or
     (2) to exchange such certificated Notes for an equal principal amount of certificated Notes of other authorized denominations, the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the certificated Notes surrendered for transfer or exchange:

     (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and
     (2) are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 3.13(b) or pursuant to clause (a) or (b) below, and are accompanied by the following additional information and documents, as applicable:
     (a) if such certificated Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or
     (b) if such certificated Notes are being transferred to the Company, a certification to that effect.
     (b) Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a certificated Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, together with written instructions directing the Trustee to make, or to direct the Note Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such certificated Note and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the certificated Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the certificated Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged pursuant to Section 3.14, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Note in the appropriate principal amount.
     (c) Transfer and Exchange of Global Notes.
     (1) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

     (2) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Note from which such interest is being transferred.
     (3) Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Section 3.14 of this Indenture), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.
     (d) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for certificated Notes, redeemed, repurchased or canceled, such Global Note shall be returned by the Depository to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Note Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Note Custodian, to reflect such reduction.
     (e) Obligations with Respect to Transfers and Exchanges of Notes.
     (1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Notes and Global Notes at the Registrar’s or co-registrar’s request.
     (2) No service charge shall be made for any registration of transfer or exchange, but the Company and the Trustee may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Section 8.6, 9.16, 9.17 and 10.6 of the Indenture).
     (3) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Note for a period beginning 15 days before the mailing of a notice of redemption or an offer to repurchase Notes or 15 days before an interest payment date.
     (4) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the

Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.
     (5) All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.
     (f) No Obligation of the Trustee.
     (1) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment (or any delay in payment) of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.
     (2) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     Section 3.14 Certificated Notes.
     (a) Notwithstanding any other provision in the Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof, unless (A) such Depositary (i) has notified the Company that it is no longer willing or able to discharge its responsibilities properly as Depositary for such Global Note or (ii) has ceased to be a clearing agency registered under the Exchange Act, and in either case the Issuers have not appointed a qualified successor within 90 days, (B) an Event of Default has occurred and is continuing and the Depositary has notified the Issuers and the Trustee of its desire to exchange such Global Note for Certificated Notes or (C) subject to the Depositary’s rules, the Issuers, at their option, have elected to terminate the book-entry system through the Depositary.

     (b) Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Section or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof.
     (c) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 3.14 shall be surrendered by the Depository to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of certificated Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof and registered in such names as the Depository shall direct.
     (d) Subject to the provisions of Section 3.14(c), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.
     (e) In the event of the occurrence of any of the events specified in Section 3.14(a), the Company will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.
ARTICLE IV.
SATISFACTION AND DISCHARGE
     Section 4.1 Satisfaction and Discharge of Indenture.
     The Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes, as expressly provided for in the Indenture) as to all Outstanding Notes, and the Trustee, at the expense of the Company, shall, upon payment of all amounts due the Trustee under Section 6.6 hereof, execute proper instruments acknowledging satisfaction and discharge of this Indenture when
     (a) either
     (1) all Notes theretofore authenticated and delivered (other than (i) Notes which have been replaced as provided in Section 3.7 hereof and (ii) Notes for whose payment money or United States governmental obligations of the type described in clause (1) of the definition of Cash Equivalents have theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 9.3 hereof) have been delivered to the Trustee for cancellation, or
     (2) all such Notes not theretofore delivered to the Trustee for cancellation

     (i) have become due and payable, or
     (ii) will become due and payable at their Stated Maturity within one year, or
     (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clause (2)(i), (2)(ii) or (2)(iii) above, has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, together with instructions from the Company irrevocably directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;
     (b) the Company has paid or caused to be paid all other sums then due and payable hereunder by the Company; and
     (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, which, taken together, state that all conditions precedent herein relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with.
     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.6 hereof and, if money shall have been deposited with the Trustee pursuant to this Section, the obligations of the Trustee under Section 4.2 hereof and the last paragraph of Section 9.3 hereof shall survive.
     Section 4.2 Application of Trust Money.
     Subject to the provisions of the last paragraph of Section 9.3 hereof, all money deposited with the Trustee pursuant to Section 4.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.
ARTICLE V.
DEFAULTS AND REMEDIES
     Section 5.1 Events of Default.

     “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (a) default in the payment of the principal of or premium, if any, on any of the Notes when the same becomes due and payable, whether such payment is due at Stated Maturity, upon redemption, upon repurchase pursuant to a Change of Control Offer or a Prepayment Offer, upon acceleration or otherwise; or
     (b) default in the payment of any installment of interest on any of the Notes, when it becomes due and payable, and the continuance of such default for a period of 30 days; or
     (c) default in the performance or breach of the provisions of Article VII hereof, the failure to make or consummate a Change of Control Offer in accordance with the provisions of Section 9.16 or the failure to make or consummate a Prepayment Offer in accordance with the provisions of Section 9.17; or
     (d) the Company or any Subsidiary Guarantor shall fail to comply with the provisions of Section 9.9 for a period of 90 days after written notice of such failure stating that it is a “notice of default” hereunder shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding); or
     (e) the Company or any Subsidiary Guarantor shall fail to perform or observe any other term, covenant or agreement contained in the Notes, any Subsidiary Guarantee or the Indenture (other than a default specified in subparagraph (a), (b), (c) or (d) above) for a period of 60 days after written notice of such failure stating that it is a “notice of default” hereunder shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding; or
     (f) the occurrence and continuation beyond any applicable grace period of any default in the payment of the principal of (or premium, if any, on) or interest on any Indebtedness of the Company (other than the Notes) or any Subsidiary Guarantor or any other Restricted Subsidiary for money borrowed when due, or any other default resulting in acceleration of any Indebtedness of the Company or any Subsidiary Guarantor or any other Restricted Subsidiary for money borrowed, provided that the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, shall exceed $50,000,000; or
     (g) any Subsidiary Guarantee shall for any reason cease to be, or be asserted by the Company or any Subsidiary Guarantor, as applicable, not to be, in full force and effect (except pursuant to the release of any such Subsidiary Guarantee in accordance with this Indenture); or
     (h) failure by the Company or any Subsidiary Guarantor or any other Restricted Subsidiary to pay final judgments or orders rendered against the Company or any Subsidiary Guarantor or any other Restricted Subsidiary aggregating in excess of $50,000,000 (net of any amounts covered by insurance with a reputable and creditworthy insurance company that has not disclaimed liability) and either (a) commencement by any creditor of an enforcement proceeding upon such judgment (other than a judgment that is stayed by reason of pending appeal or otherwise) or (b) the occurrence of a 60-day period during which a stay of such judgment or order, by reason of pending appeal or otherwise, was not in effect; or
     (i) the entry of a decree or order by a court having jurisdiction in the premises (a) for relief in respect of the Company or any Subsidiary Guarantor or any other Restricted Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (b) adjudging the Company or any Subsidiary Guarantor or any other Restricted Subsidiary bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company or any Subsidiary Guarantor or any other Restricted Subsidiary under the Federal Bankruptcy Code or any applicable federal or state law, or appointing under any such law a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary Guarantor or any other Restricted Subsidiary or of a substantial part of its consolidated assets, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or
     (j) the commencement by the Company or any Subsidiary Guarantor or any other Restricted Subsidiary of a voluntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by the Company or any Subsidiary Guarantor or any other Restricted Subsidiary to the entry of a decree or order for relief in respect thereof in an involuntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Company or any Subsidiary Guarantor or any other Restricted Subsidiary of a petition or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it under any such law to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or any Subsidiary Guarantor or any other Restricted Subsidiary or of any substantial part of its consolidated assets, or the making by it of an assignment for the benefit of creditors under any such law, or the admission by it in writing of its inability to pay its debts generally as they become due or taking of corporate action by the Company or any Subsidiary Guarantor or any other Restricted Subsidiary in furtherance of any such action.
     Section 5.2 Acceleration of Maturity; Rescission and Annulment.
     If an Event of Default (other than an Event of Default specified in Section 5.1(i) or (j) hereof) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall, by written notice to the Company, declare all unpaid principal of, premium, if any, and accrued and unpaid interest on all the Notes to be due and payable immediately, upon which declaration all amounts payable in respect of the Notes shall be immediately due and payable. If an Event of Default specified in Section 5.1(i) or (j) hereof occurs and is continuing, the amounts described above shall become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder.
     At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company, the Subsidiary Guarantors and the Trustee, may rescind and annul such declaration and its consequences if:
     (a) the Company or any Subsidiary Guarantor has paid or deposited with the Trustee a sum sufficient to pay,
     (1) all overdue interest on all Outstanding Notes,
     (2) all unpaid principal of (and premium, if any, on) any Outstanding Notes which have become due otherwise than by such declaration of acceleration, including any Notes required to have been purchased on a Change of Control Date or a Purchase Date pursuant to a Change of Control Offer or a Prepayment Offer, as applicable, and interest on such unpaid principal at the rate borne by the Notes,
     (3) to the extent that payment of such interest is lawful, interest on overdue interest and overdue principal at the rate borne by the Notes (without duplication of any amount paid or deposited pursuant to clauses (1) and (2) above), and
     (4) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;
     (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction as certified to the Trustee by the Company; and
     (c) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13 hereof.
     No such rescission shall affect any subsequent default or impair any right consequent thereon.
     Notwithstanding the foregoing, if an Event of Default specified in Section 5.1(e) hereof shall have occurred and be continuing, such Event of Default and any consequential acceleration shall be automatically rescinded if the Indebtedness that is the subject of such Event of Default has been repaid, or if the default relating to such Indebtedness is waived or cured and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness (provided, in each case, that such repayment, waiver, cure or rescission is effected within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration), and written notice of such repayment, or cure or waiver and rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders or other evidence satisfactory to the Trustee of such events is provided to the Trustee, within 30 days after any such acceleration in respect of the Notes, and so long as such rescission of any such acceleration of the Notes does not conflict with any judgment or decree as certified to the Trustee by the Company.
     Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.
     The Company covenants that if
     (a) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or
     (b) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof or with respect to any Note required to have been purchased by the Company on the Change of Control Purchase Date or the Purchase Date pursuant to a Change of Control Offer or Prepayment Offer, as applicable, then the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the money adjudged or decreed to be payable in the manner provided by law out of the Property of the Company or any other obligor upon the Notes, wherever situated.
     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted in the Indenture, or to enforce any other proper remedy.
     Section 5.4 Trustee May File Proofs of Claim.
     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, any Subsidiary Guarantor or any other obligor upon the Notes, their creditors or the Property of the Company, of any Subsidiary Guarantor or of any such other obligor, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company, the Subsidiary Guarantors or such other obligor for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
     (a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents and take any other actions including participation as a full member of any creditor or other committee as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and
     (b) to collect and receive any money or other Property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.6 hereof.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the Subsidiary Guarantees or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 5.5 Trustee May Enforce Claims Without Possession of Notes.
     All rights of action and claims under the Indenture or the Notes or the Subsidiary Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.
     Section 5.6 Application of Money Collected.
     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in the case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: to the payment of all amounts due the Trustee under Section 6.6 hereof;
     SECOND: to the payment of the amounts then due and unpaid for principal of (and premium, if any, on) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and
     THIRD: the balance, if any, to the Company, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.
     Section 5.7 Limitation on Suits.
     No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
     (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;
     (b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
     (c) such Holder or Holders have offered to the Trustee such reasonable indemnity as the Trustee may require against the costs, expenses and liabilities to be incurred in compliance with such request;
     (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
     (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in aggregate principal amount of the Outstanding Notes;
it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.
     Section 5.8 Unconditional Right of Holders to Receive Principal, Premium and Interest.
     Notwithstanding any other provision in the Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article XI hereof) and in such Note of the principal of (and premium if any, on) and (subject to Section 3.11 hereof) interest on, such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
     Section 5.9 Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under the Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Subsidiary Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereunder and all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
     Section 5.10 Rights and Remedies Cumulative.
     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 3.7 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 5.11 Delay or Omission Not Waiver.
     No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
     Section 5.12 Control by Holders.
     The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that
     (a) such direction shall not be in conflict with any rule of law or with the Indenture,
     (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction,
     (c) the Trustee need not take any action which might involve it in personal liability, and
     (d) the Trustee may decline to take any action that would benefit some Holders to the detriment of other Holders.
Prior to taking any such action under this Section, the Trustee shall be entitled to such reasonable security or indemnity as it may require against the costs, expenses and liabilities that may be incurred by it in taking or declining to take any such action hereunder.
     Section 5.13 Waiver of Past Defaults.

     Subject to Section 5.2(a)(4), the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may, on behalf of the Holders of all the Notes, waive any existing Default or Event of Default hereunder and its consequences, except a Default or Event of Default
     (a) in respect of the payment of the principal of (or premium, if any, on) or interest on any Note, or
     (b) in respect of a covenant or provision hereof which under Article VIII hereof cannot be modified or amended without the consent of the Holder of each Outstanding Note affected thereby.
     Upon any such waiver, such Default or Event of Default shall cease to exist for every purpose under the Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
     Section 5.14 Waiver of Stay, Extension or Usury Laws.
     Each of the Company and the Subsidiary Guarantors covenants (to the extent that each may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, or usury law or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company or any Subsidiary Guarantor from paying all or any portion of the principal of (premium, if any, on) or interest on the Notes as contemplated herein, or which may affect the covenants or the performance of the Indenture; and (to the extent that it may lawfully do so) each of the Company and the Subsidiary Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE VI.
THE TRUSTEE
     Section 6.1 Duties of Trustee.
     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.
     (b) Except during the continuance of an Event of Default:
     (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, and shall be fully protected in so relying, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but the Trustee has no obligation to determine the accuracy or completeness (other than as to conformity with the requirements of this Indenture) of the statements made therein.
     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (i) this paragraph shall not limit the effect of Section 6.1(b);
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (ii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.12.
     Section 6.2 Certain Rights of Trustee.
     Subject to the provisions of Section 6.1 hereof:
     (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper (whether in its original or facsimile form), or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;
     (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may reasonably see fit;
     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
     (h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it in good faith to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
     (i) the Trustee shall not be deemed to have notice or knowledge of any matter unless a Responsible Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee at its Corporate Trust Office and such notice references the Notes generally, the Company or this Indenture;
     (j) the Trustee shall not be required to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;
     (k) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;
     (l) anything in this Indenture notwithstanding, in no event shall the Trustee be liable for any special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Company has been advised as to the likelihood of such loss or damage and regardless of the form of action;
     (m) the Trustee may request that the Company and, if applicable, the Guarantors deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

     (n) the permissive rights of the Trustee enumerated herein shall not be construed as duties.
     Section 6.3 Trustee Not Responsible for Recitals or Issuance of Notes.
     The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Company or the Subsidiary Guarantors, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Subsidiary Guarantees or the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds thereof.
     Section 6.4 May Hold Notes.
     The Trustee, any Paying Agent, any Registrar or any other agent of the Company, the Subsidiary Guarantors or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311 in the case of the Trustee, may otherwise deal with the Company and the Subsidiary Guarantors with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.
     Section 6.5 Money Held in Trust.
     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company or any Subsidiary Guarantor.
     Section 6.6 Compensation and Reimbursement.
     The Company agrees:
     (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee may agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee’s willful misconduct, negligence or bad faith; and
     (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability, claim, damage or expense incurred without willful misconduct or negligence on its part, (i) arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or (ii) in connection with enforcing this indemnification provision.

     The obligations of the Company under this Section 6.6 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee, or any other termination under any Insolvency or Liquidation Proceeding. As security for the performance of such obligations of the Company, the Trustee shall have a claim and lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for payment of principal of (and premium, if any, on) or interest on Notes. Such lien shall survive the satisfaction and discharge of this Indenture or any other termination under any Insolvency or Liquidation Proceeding.
     When the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in paragraph (f) or (g) of Section 5.1 of this Indenture, such expenses and the compensation for such services are intended to constitute expenses of administration under any Insolvency or Liquidation Proceeding.
     Section 6.7 Corporate Trustee Required; Eligibility.
     There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.7, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     Section 6.8 Conflicting Interests.
     The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.
     Section 6.9 Resignation and Removal; Appointment of Successor.
     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10 hereof.
     (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.10 hereof shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.
     (d) If at any time:
     (1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or
     (2) the Trustee shall cease to be eligible under Section 6.7 hereof and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or
     (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, the retiring Trustee or any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee. The evidence of such successorship may, but need not be, evidenced by a supplemental indenture.
     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders in the manner provided for in Section 13.5 hereof. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
     (f) Notwithstanding the replacement of the Trustee pursuant to this Section 6.9, the Company’s obligations under Section 6.6 shall continue for the benefit of the retiring Trustee.
     Section 6.10 Acceptance of Appointment by Successor.

     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all amounts due it under Section 6.6 hereof, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all money and other Property held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.
     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
     Section 6.11 Merger, Conversion, Consolidation or Succession to Business.
     Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or banking association shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes; and in case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
     Section 6.12 Preferential Collection of Claims Against Company.
     If and when the Trustee shall be or become a creditor of the Company (or any other obligor under the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).
     Section 6.13 Notice of Defaults.
     Within 60 days after the occurrence of any Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders. The Trustee shall not be deemed to have notice of any Default, other than a Default under Section 5.1(a) or 5.1(b), unless the Trustee shall have been advised in writing that a Default has occurred. No duty imposed upon the Trustee in this Indenture shall be applicable with respect to any Default of which the Trustee is not deemed to have notice.
     Section 6.14 Reports by Trustee.
     Within 60 days after May 15 of each year commencing with May 15, 2012, the Trustee shall transmit by mail to the Holders, as their names and addresses appear in the Note Register, a brief report dated as of such May 15 in accordance with and to the extent required under TIA Section 313(a). The Trustee shall also comply with TIA Sections 313(b) and 313(c).
     The Company shall promptly notify the Trustee in writing if the Notes become listed on any stock exchange or automatic quotation system
     A copy of each Trustee’s report, at the time of its mailing to Holders of Notes, shall be mailed to the Company and filed with the Commission and each stock exchange, if any, on which the Notes are listed.
ARTICLE VII.
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
     Section 7.1 Company May Consolidate, etc., Only on Certain Terms.
     The Company shall not, in any single transaction or a series of related transactions, merge or consolidate with or into any other Person, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all the Properties of the Company and its Restricted Subsidiaries on a consolidated basis to any Person or group of Affiliated Persons, and the Company shall not permit any of its Restricted Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Properties of the Company and its Restricted Subsidiaries on a consolidated basis to any other Person or group of Affiliated Persons, unless at the time and after giving effect thereto:
     (a) either (i) if the transaction is a merger or consolidation, the Company shall be the surviving Person of such merger or consolidation, or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the Properties of the Company or its Restricted Subsidiaries, as the case may be, are sold, assigned, conveyed, transferred, leased or otherwise disposed of (any such surviving Person or transferee Person being called the “Surviving Entity”) shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, in either case, expressly assume by an indenture supplemental to the Indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture, and, in each case, the Indenture shall remain in full force and effect;

     (b) immediately after giving effect to such transaction or series of related transactions on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries in connection with or as a result of such transaction or transactions as having been incurred at the time of such transaction or transactions), no Default or Event of Default shall have occurred and be continuing;
     (c) except in the case of the consolidation or merger of the Company with or into a Restricted Subsidiary or any Restricted Subsidiary with or into the Company or another Restricted Subsidiary, either
     (i) immediately before and immediately after giving effect to such transaction or transactions on a pro forma basis (assuming that the transaction or transactions occurred on the first day of the period of four full fiscal quarters ending immediately prior to the consummation of such transaction or transactions, with the appropriate adjustments with respect to the transaction or transactions being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur $1.00 of additional Indebtedness under Section 9.12(a) hereof; or
     (ii) immediately after giving effect to such transaction or transactions on a pro forma basis (assuming that the transaction or transactions occurred on the first day of the period of four fiscal quarters ending immediately prior to the consummation of such transaction or transactions, with the appropriate adjustments with respect to the transaction or transactions being included in such pro forma calculation), the Fixed Charge Coverage Ratio of the Company (or the Surviving Entity if Comstock is not the continuing obligor under the Indenture) will be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately before such transaction or transactions;
     (d) if the Company is not the continuing obligor under the Indenture, then each Subsidiary Guarantor, unless it is the Surviving Entity, shall have by supplemental indenture confirmed that its Subsidiary Guarantee of the Notes shall apply to the Surviving Entity’s obligations under the Indenture and the Notes;
     (e) if any of the Properties of the Company or any of its Restricted Subsidiaries would upon such transaction or series of related transactions become subject to any Lien (other than a Permitted Lien), the creation or imposition of such Lien shall have been in compliance with Section 9.15 hereof; and
     (f) the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, (i) an Officers’ Certificate stating that such consolidation, merger, conveyance, transfer, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the Indenture and (ii) an Opinion of Counsel stating that the requirements of Section 7.1(a) hereof have been satisfied.
     Section 7.2 Successor Substituted.

     Upon any consolidation of the Company with or merger of the Company into any other corporation or any sale, assignment, lease, conveyance, transfer or other disposition of all or substantially all of the Properties of the Company and its Restricted Subsidiaries on a consolidated basis in accordance with Section 7.1 hereof, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such Surviving Entity had been named as the Company herein, and in the event of any such sale, assignment, lease, conveyance, transfer or other disposition, the Company (which term shall for this purpose mean the Person named as the “Company” in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 7.1 hereof), except in the case of a lease, shall be discharged from all obligations and covenants under the Indenture and the Notes, and the Company may be dissolved and liquidated and such dissolution and liquidation shall not cause a Change of Control under clause (e) of the definition thereof to occur unless the sale, assignment, lease, conveyance, transfer or other disposition of all or substantially all of the Properties of the Company and its Restricted Subsidiaries on a consolidated basis to any Person otherwise results in a Change of Control.
ARTICLE VIII.
SUPPLEMENTAL INDENTURES
     Section 8.1 Supplemental Indentures Without Consent of Holders.
     Without the consent of any Holders, the Company, when authorized by a Board Resolution, each of the Subsidiary Guarantors, when authorized by a Board Resolution, and the Trustee upon Company Request, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, for any of the following purposes:
     (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained in the Indenture and in the Notes; or
     (b) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or
     (c) to comply with any requirement of the SEC in connection with qualifying the Indenture under the TIA or maintaining such qualification thereafter; or
     (d) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of any Holder; or
     (e) to secure the Notes or the Subsidiary Guarantees pursuant to the requirements of Section 9.15 hereof or otherwise; or

     (f) to add any Restricted Subsidiary as an additional Subsidiary Guarantor as provided in Sections 9.11 and 9.13(a) hereof or to evidence the succession of another Person to any Subsidiary Guarantor pursuant to Section 12.2(b) hereof and the assumption by any such successor of the covenants and agreements of such Subsidiary Guarantor contained herein, in the Notes and in the Subsidiary Guarantee of such Subsidiary Guarantor; or
     (g) to release a Subsidiary Guarantor from its Subsidiary Guarantee pursuant to Section 12.3 hereof; or
     (h) to provide for uncertificated Notes in addition to or in place of certificated Notes.
     Section 8.2 Supplemental Indentures With Consent of Holders.
     With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, each of the Subsidiary Guarantors, when authorized by a Board Resolution, and the Trustee upon Company Request may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture with respect to the Notes, or of modifying in any manner the rights of the Holders under the Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:
     (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium thereon, or change the coin or currency in which principal of any Note or any premium or the interest on any Note is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or
     (b) reduce the percentage of aggregate principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults hereunder or the consequences of a default provided for in the Indenture; or
     (c) modify any of the provisions of this Section 8.2 or Sections 5.13 or 9.6 hereof, except to increase any percentage of Holders referred to therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; or
     (d) modify any provisions of the Indenture relating to the Subsidiary Guarantees in a manner adverse to the Holders; or
     (e) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control, or to make and consummate a Prepayment Offer with respect to any Asset Sale, or modify any of the provisions or definitions with respect thereto.

     It shall not be necessary for any Act of the Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
     Section 8.3 Execution of Supplemental Indentures.
     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by the Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, in addition to the documents required by Section 13.1, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by the Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.
     Section 8.4 Effects of Supplemental Indentures.
     Upon the execution of any supplemental indenture under this Article, the Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
     Section 8.5 Conformity with Trust Indenture Act.
     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.
     Section 8.6 References in Notes to Supplemental Indentures.
     Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company, and authenticated and delivered by the Trustee in exchange for Outstanding Notes.
     Section 8.7 Notice of Supplemental Indentures.
     Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 8.2 hereof, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 13.5 hereof, setting forth in general terms the substance of such supplemental indenture.
ARTICLE IX.
COVENANTS
     Section 9.1 Payment of Principal, Premium, if any, and Interest.

     The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any, on) and interest on the Notes in accordance with the terms of the Notes and this Indenture.
     Section 9.2 Maintenance of Office or Agency.
     The Company shall maintain an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes, the Subsidiary Guarantees and this Indenture may be served. The New York office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the aforementioned office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation. Further, if at any time there shall be no such office or agency in The City of New York where the Notes may be presented or surrendered for payment, the Company shall forthwith designate and maintain such an office or agency in The City of New York, in order that the Notes shall at all times be payable in The City of New York. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.
     Section 9.3 Money for Security Payments to Be Held in Trust.
     If the Company shall at any time act as its own Paying Agent, it shall, on or before 10:00 a.m., Eastern time, on each due date of the principal of (and premium, if any, on) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sum shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.
     Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before 10:00 a.m., Eastern time, on each due date of the principal of (and premium, if any, on), or interest on, any Notes, deposit with a Paying Agent immediately available funds in a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such funds to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of such action or any failure so to act.
     The Company shall cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

     (a) hold all sums held by it for the payment of the principal of (and premium, if any, on) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
     (b) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and
     (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums. The Trustee and each Paying Agent shall promptly pay to the Company, upon Company Request, any money held by them (other than pursuant to Article XI) at any time in excess of amounts required to pay principal, premium, if any, or interest on the Notes.
     Subject to applicable escheat and abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any, on) or interest on any Notes and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Notes shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.
     Section 9.4 Corporate Existence.
     Except as expressly permitted by Article VII hereof, Section 9.17 hereof or other provisions of this Indenture, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such existence of its Restricted Subsidiaries, rights or franchises, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not disadvantageous in any material respect to the Holders.
     Section 9.5 Statement by Officers as to Default.
     (a) The Company shall deliver to the Trustee, within 100 days after the end of each fiscal year of the Company, an Officers’ Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of such Officer’s knowledge the Company has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and no Default or Event of Default has occurred and is continuing (or, if a Default or Event of Default shall have occurred to either such Officer’s knowledge, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Company is taking or proposes to take with respect thereto). Such Officers’ Certificate shall comply with TIA Section 314(a)(4). For purposes of this Section 9.5(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.
     (b) The Company shall, so long as any of the Notes is outstanding, deliver to the Trustee, upon any of its Officers becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company proposes to take with respect thereto, within 10 days of its occurrence.
     Section 9.6 [Reserved.]
     Section 9.7 [Reserved.]
     Section 9.8 Payment of Taxes; Maintenance of Properties; Insurance.
     The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or Property of the Company or any Restricted Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the Property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made in accordance with GAAP.
     The Company shall cause all material Properties owned by the Company or any Restricted Subsidiary and used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted), all as in the judgment of the Company or such Restricted Subsidiary may be necessary so that its business may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 9.8 shall prevent the Company or any Restricted Subsidiary from discontinuing the maintenance of any of such Properties if such discontinuance is, in the judgment of the Company or such Restricted Subsidiary, as the case may be, desirable in the conduct of the business of the Company or such Restricted Subsidiary and not disadvantageous in any material respect to the Holders. Notwithstanding the foregoing, nothing contained in this Section 9.8 shall limit or impair in any way the right of the Company and its Restricted Subsidiaries to sell, divest and otherwise to engage in transactions that are otherwise permitted by this Indenture.
     The Company shall at all times keep all of its, and cause its Restricted Subsidiaries to keep their, Properties which are of an insurable nature insured with insurers, believed by the

Company to be responsible, against loss or damage to the extent that property of similar character and in a similar location is usually so insured by corporations similarly situated and owning like Properties.
     The Company or any Restricted Subsidiary may adopt such other plan or method of protection, in lieu of or supplemental to insurance with insurers, whether by the establishment of an insurance fund or reserve to be held and applied to make good losses from casualties, or otherwise, conforming to the systems of self-insurance maintained by corporations similarly situated and in a similar location and owning like Properties, as may be determined by the Board of Directors of the Company or such Restricted Subsidiary.
     Section 9.9 Reports.
     (a) Whether or not the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, to the extent not prohibited by the Exchange Act, the Company will file with the Commission, and make available to the Trustee and the Holders of Notes without cost to any Holder, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation within the time periods specified therein with respect to an accelerated filer. In the event that the Company is not permitted to file such reports, documents and information with the Commission pursuant to the Exchange Act, the Company will nevertheless make available such Exchange Act information to the Trustee and the Holders of the notes without cost to any holder as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein with respect to a non-accelerated filer.
     (b) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then, to the extent material, the quarterly and annual financial information required by Section 9.9(a) will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.
     (c) The Company shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations.
     (d) The availability of the foregoing information or reports on the SEC’s website or the Company’s website will be deemed to satisfy the foregoing delivery requirements.
     (e) Delivery of reports, information and documents to the Trustee pursuant to this Section 9.9 shall be for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants contained in the Indenture (as to which the Trustee will be entitled to conclusively rely upon an Officer’s Certificate).
     Section 9.10 Limitation on Restricted Payments.
     (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, take the following actions:
     (i) declare or pay any dividend on, or make any distribution to holders of, any shares of Capital Stock of the Company or any Restricted Subsidiary (other than dividends or distributions payable solely in shares of Qualified Capital Stock of the Company or in options, warrants or other rights to purchase Qualified Capital Stock of the Company);
     (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Affiliate thereof (other than any Wholly Owned Restricted Subsidiary of the Company) or any options, warrants or other rights to acquire such Capital Stock (other than the purchase, redemption, acquisition or retirement of any Disqualified Capital Stock of the Company solely in shares of Qualified Capital Stock of the Company);
     (iii) make any principal payment on or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, any Subordinated Indebtedness (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except in any case out of the proceeds of Permitted Refinancing Indebtedness, or
     (iv) make any Restricted Investment;
(such payments or other actions described in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless at the time of and after giving effect to the proposed Restricted Payment:
     (1) no Default or Event of Default shall have occurred and be continuing;
     (2) the Company could incur $1.00 of additional Indebtedness in accordance with Section 9.12(a) hereof; and
     (3) the aggregate amount of all Restricted Payments declared or made after January 1, 2004 shall not exceed the sum (without duplication) of the following:
     (A) 50% of the Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on January 1, 2004 and ending on the last day of the Company’s last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such Consolidated Net Income shall be a loss, minus 100% of such loss); plus

     (B) the aggregate Net Cash Proceeds, or the Fair Market Value of Property other than cash, received after January 1, 2004 by the Company from the issuance or sale (other than to any of its Restricted Subsidiaries) of shares of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such shares of Qualified Capital Stock of the Company; plus
     (C) the aggregate Net Cash Proceeds, or the Fair Market Value of Property other than cash, received after January 1, 2004 by the Company (other than from any of its Restricted Subsidiaries) upon the exercise of any options, warrants or rights to purchase shares of Qualified Capital Stock of the Company; plus
     (D) the aggregate Net Cash Proceeds received after January 1, 2004 by the Company from the issuance or sale (other than to any of its Restricted Subsidiaries) of Indebtedness or shares of Disqualified Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company, together with the aggregate cash received by the Company at the time of such conversion or exchange; plus
     (E) to the extent not otherwise included in Consolidated Net Income, the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or a Restricted Subsidiary after January 1, 2004 from any Unrestricted Subsidiary or from the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of “Investment”), not to exceed in the case of any Unrestricted Subsidiary the total amount of Investments (other than Permitted Investments) in such Unrestricted Subsidiary made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary after January 1, 2004.
     (b) Notwithstanding paragraph (a) above, the Company and its Restricted Subsidiaries may take the following actions so long as (in the case of clauses (3), (4), (5) and (7) below) no Default or Event of Default shall have occurred and be continuing:
     (1) the payment of any dividend on any Capital Stock of the Company within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the provisions of paragraph (a) above (and such payment shall be deemed to have been paid on such date of declaration for purposes of any calculation required by the provisions of paragraph (a) above);
     (2) the payment of any dividend payable from a Restricted Subsidiary to the Company or any other Restricted Subsidiary of the Company;
     (3) the repurchase, redemption or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Restricted Subsidiary, in exchange for, or out of the aggregate Net Cash Proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of shares of Qualified Capital Stock of the Company;

     (4) the repurchase, redemption, repayment, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the aggregate Net Cash Proceeds from, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of shares of Qualified Capital Stock of the Company;
     (5) the purchase, redemption, repayment, defeasance or other acquisition or retirement for value of Subordinated Indebtedness (other than Disqualified Capital Stock) in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent incurrence (other than to a Restricted Subsidiary) of Subordinated Indebtedness of the Company so long as (a) the principal amount of such new Indebtedness does not exceed the principal amount (or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Subordinated Indebtedness being so purchased, redeemed, repaid, defeased, acquired or retired, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of expenses of the Company incurred in connection with such refinancing, (b) such new Indebtedness is subordinated to the Notes at least to the same extent as such Subordinated Indebtedness so purchased, redeemed, repaid, defeased, acquired or retired, and (c) such new Indebtedness has an Average Life to Stated Maturity that is longer than the Average Life to Stated Maturity of the Notes and such new Indebtedness has a Stated Maturity for its final scheduled principal payment that is at least 91 days later than the Stated Maturity for the final scheduled principal payment of the Notes;
     (6) loans made to officers, directors or employees of the Company or any Restricted Subsidiary approved by the Board of Directors of the Company in an aggregate amount not to exceed $1,000,000 outstanding at any one time, the proceeds of which are used solely (a) to purchase common stock of the Company in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the exercise price of such stock options, or (b) to refinance loans, together with accrued interest thereon, made pursuant to item (a) of this clause (6); and
     (7) other Restricted Payments in an aggregate amount not to exceed $10,000,000.
     The actions described in clauses (1), (3), (4) and (6) of this paragraph (b) shall be Restricted Payments that shall be permitted to be made in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a) (provided that any dividend paid pursuant to clause (1) of this paragraph (b) shall reduce the amount that would otherwise be available under clause (3) of paragraph (a) when declared, but not also when subsequently paid pursuant to such clause (1)), and the actions described in clauses (2), (5) and (7) of this paragraph (b) shall be permitted to be taken in accordance with this paragraph and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a).

     (c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.
     (d) In computing Consolidated Net Income under paragraph (a) above, (1) the Company shall use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (2) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment would in the good faith determination of the Company be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company’s financial statements affecting Consolidated Net Income of the Company for any period.
     Section 9.11 [Reserved.]
     Section 9.12 Limitation on Indebtedness and Disqualified Capital Stock.
     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume, guarantee or in any manner become directly or indirectly liable for the payment of (collectively, “incur”) any Indebtedness (including any Acquired Indebtedness), and the Company shall not, and shall not permit any of its Restricted Subsidiaries to, issue any Disqualified Capital Stock (except for the issuance by the Company of Disqualified Capital Stock (a) which is redeemable at the Company’s option in cash or Qualified Capital Stock and (b) the dividends on which are payable at the Company’s option in cash or Qualified Capital Stock); provided however, that the Company and its Restricted Subsidiaries that are Subsidiary Guarantors may incur Indebtedness or issue shares of Disqualified Capital Stock if (i) at the time of such event and after giving effect thereto on a pro forma basis the Consolidated Fixed Charge Coverage Ratio for the four full quarters immediately preceding such event, taken as one period, would have been equal to or greater than 2.25 to 1.0 and (ii) no Default or Event of Default shall have occurred and be continuing at the time such additional Indebtedness is incurred or such Disqualified Capital Stock is issued or would occur as a consequence of the incurrence of the additional Indebtedness or the issuance of the Disqualified Capital Stock.
     (b) Notwithstanding the prohibitions of Section 9.12(a), the Company and its Restricted Subsidiaries may incur any of the following items of Indebtedness (collectively, “Permitted Indebtedness”):
     (1) Priority Credit Facility Debt in an aggregate amount at any one time outstanding not to exceed the greater of (a) the Borrowing Base under the Bank Credit Agreement at such time less the sum of all repayments of principal of Priority Credit Facility Debt made pursuant to Section 9.17 hereof and (b) 25% of Adjusted Consolidated Net Tangible Assets; provided, however, that Indebtedness and Disqualified Capital Stock of Restricted Subsidiaries that are not Subsidiary Guarantors shall not at any time constitute more than 50% of all Priority Credit Facility Debt otherwise permitted under this clause (1);
     (2) Indebtedness under the Notes (excluding any Additional Notes);
     (3) Indebtedness outstanding or in effect on the Issue Date (and not repaid or defeased with the proceeds of the offering of the Notes);
     (4) obligations pursuant to Interest Rate Protection Obligations, but only to the extent such obligations do not exceed 105% of the aggregate principal amount of the Indebtedness covered by such Interest Rate Protection Obligations; obligations under currency exchange contracts entered into in the ordinary course of business; hedging arrangements entered into in the ordinary course of business for the purpose of protecting production, purchases and resales against fluctuations in oil or natural gas prices; and any guarantee of any of the foregoing;
     (5) the Subsidiary Guarantees (and any assumption of the obligations guaranteed thereby);
     (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:
     (a) if the Company is the obligor on such Indebtedness and a Subsidiary Guarantor is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, or if a Subsidiary Guarantor is the obligor on such Indebtedness and neither the Company nor another Subsidiary Guarantor is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Subsidiary Guarantee of such Subsidiary Guarantor; and
     (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);
     (7) Permitted Refinancing Indebtedness and any guarantee thereof;
     (8) Non-Recourse Indebtedness;
     (9) in kind obligations relating to net oil or gas balancing positions arising in the ordinary course of business;

     (10) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including guaranties and letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed); and
     (11) any additional Indebtedness in an aggregate principal amount not in excess of $75,000,000 at any one time outstanding and any guarantee thereof.
     (c) For purposes of determining compliance with this Section 9.12, in the event that an item of Indebtedness meets the criteria of one or more of the categories of Permitted Indebtedness described in paragraphs (b)(1) through (b)(11) above or is entitled to be incurred pursuant to Section 9.12(a), the Company may, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses of the definition of Permitted Indebtedness or the proviso of the foregoing sentence and an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness permitted hereunder; provided that all Indebtedness outstanding on the Issue Date under the Credit Agreement shall be deemed incurred under paragraph (b)(1) above and not under paragraph (b)(3) above.
     (d) The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 9.12. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.
     (e) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced (plus all accrued interest on the Indebtedness being refinanced and the amount of all expenses and premiums incurred in connection therewith).
     (f) The amount of any guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Company or one or more Restricted Subsidiaries shall not be deemed to be outstanding or incurred for purposes of this Section 9.12 in addition to the amount of Indebtedness which it guarantees.

     (g) For purposes of this Section 9.12, Indebtedness of any Person that becomes a Restricted Subsidiary by merger, consolidation or other acquisition shall be deemed to have been incurred by the Company and the Restricted Subsidiary at the time such Person becomes a Restricted Subsidiary.
     (h) Notwithstanding any other provision of this Section 9.12, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 9.12 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.
     Section 9.13 Additional Subsidiary Guarantors.
     (a) If any Restricted Subsidiary that is not already a Subsidiary Guarantor has outstanding or guarantees any other Indebtedness of the Company or a Subsidiary Guarantor, then in either case that Subsidiary will become a Subsidiary Guarantor by executing a supplemental indenture and delivering it to the Trustee within 20 Business Days of the date on which it incurred or guaranteed such Indebtedness, as the case may be; provided, however, that the foregoing shall not apply to Subsidiaries of the Company that have properly been designated as Unrestricted Subsidiaries in accordance with the Indenture for so long as they continue to constitute Unrestricted Subsidiaries.
     (b) Notwithstanding the foregoing and the other provisions of this Indenture, any Subsidiary Guarantee incurred by a Restricted Subsidiary pursuant to this Section 9.13 shall provide by its terms that it shall be automatically and unconditionally released and discharged upon the terms and conditions set forth in Section 12.3 hereof.
     Section 9.14 Limitation on Issuances and Sales of Preferred Stock of Restricted Subsidiaries.
     The Company (a) shall not permit any Restricted Subsidiary to issue or sell any Preferred Stock to any Person other than to the Company or one of its Wholly Owned Restricted Subsidiaries and (b) shall not permit any Person other than the Company or one of its Wholly Owned Restricted Subsidiaries to own any Preferred Stock of any other Restricted Subsidiary except, in each case, for (i) the Preferred Stock of a Restricted Subsidiary owned by a Person at the time such Restricted Subsidiary became a Restricted Subsidiary or (ii) a sale of Preferred Stock in connection with the sale of all of the Capital Stock of a Restricted Subsidiary owned by the Company or its Subsidiaries effected in accordance with Section 9.17 hereof.
     Section 9.15 Limitation on Liens.
     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, affirm or suffer to exist or become effective any Lien of any kind, except for Permitted Liens, upon any of their respective Properties, whether now owned or acquired after the Issue Date, or any income or profits therefrom, or assign or convey any right to receive income thereon, unless (a) in the case of any Lien securing Subordinated Indebtedness, the Notes are secured by a lien on such Property or proceeds that is senior in priority to such Lien and (b) in the case of any other Lien, the Notes are directly secured equally and ratably with the obligation or liability secured by such Lien.
     Section 9.16 Purchase of Notes Upon Change of Control.
     (a) Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (a “Change of Control Offer”) all of the then Outstanding Notes, in whole or in part (and if in part, in denominations of $2,000 or integral multiples of $1,000 in excess thereof), from the Holders of such Notes, at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Change of Control Purchase Date), in accordance with the procedures set forth in paragraphs (b), (c) and (d) of this Section. The Company shall, subject to the provisions described below, be required to purchase all Notes properly tendered into the Change of Control Offer and not withdrawn. The Company will not be required to make a Change of Control Offer upon a Change of Control if another Person makes the Change of Control Offer at the same purchase price, at the same times and otherwise in substantial compliance with the requirements applicable to a Change of Control Offer to be made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.
     (b) The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the fifth Business Day prior to the Change of Control Purchase Date.
     (c) Not later than the 30th day following the occurrence of any Change of Control, the Company shall give to the Trustee in the manner provided in Section 13.4 and each Holder of the Notes in the manner provided in Section 13.5, a notice (the “Change of Control Notice”) governing the terms of the Change of Control Offer and stating:
     (1) that a Change in Control has occurred and that such Holder has the right to require the Company to repurchase such Holder’s Notes, or portion thereof, at the Change of Control Purchase Price;
     (2) any information regarding such Change of Control required to be furnished pursuant to Rule 13e-1 under the Exchange Act and any other securities laws and regulations thereunder;
     (3) a purchase date (the “Change of Control Purchase Date”), which shall be on a Business Day and no earlier than 30 days nor later than 60 days from the date the Change of Control occurred;
     (4) that any Note, or portion thereof, not tendered or accepted for payment will continue to accrue interest:

     (5) that unless the Company defaults in depositing money with the Paying Agent in accordance with the last paragraph of clause (d) of this Section 9.16, or payment is otherwise prevented, any Note, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and
     (6) the instructions a Holder must follow in order to have his Notes repurchased in accordance with paragraph (d) of this Section.
If any of the Notes subject to the Change of Control Offer is in the form of a Global Note, then the Company shall modify the Change of Control Notice to the extent necessary to accord with the procedures of the depository applicable thereto.
     (d) Holders electing to have Notes purchased will be required to surrender such Notes to the Paying Agent at the address specified in the Change of Control Notice at least five Business Days prior to the Change of Control Purchase Date. Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three Business Days prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder and principal amount of the Notes delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Notes purchased. Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.
     On the Change of Control Purchase Date, the Company shall (i) accept for payment Notes or portions thereof validly tendered pursuant to a Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered, and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted. The Paying Agent shall promptly mail or deliver to Holders of the Notes so tendered payment in an amount equal to the purchase price for the Notes, and the Company shall execute and the Trustee shall authenticate and mail or make available for delivery to such Holders a new Note equal in principal amount to any unpurchased portion of the Note which any such Holder did not surrender for purchase. The Company shall announce the results of a Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date. For purposes of this Section 9.16, the Trustee will act as the Paying Agent.
     (e) If Holders of not less than 90% in aggregate principal amount of the Outstanding Notes validly tender and do not withdraw such notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Purchase Price plus, to the extent not included in the Change of Control Purchase Price, accrued and unpaid interest, if any, to the date of redemption.

     (e) The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that a Change of Control occurs and the Company is required to purchase Notes as described in this Section 9.16.
     Section 9.17 Limitation on Asset Sales.
     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale and (ii) all of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash, Cash Equivalents, Liquid Securities, Exchanged Properties or the assumption by the purchaser of liabilities of the Company (other than liabilities of the Company that are by their terms subordinated to the Notes) or liabilities of any Subsidiary Guarantor that made such Asset Sale (other than liabilities of a Subsidiary Guarantor that are by their terms subordinated to such Subsidiary Guarantor’s Subsidiary Guarantee), in each case as a result of which the Company and its remaining Restricted Subsidiaries are no longer liable for such liabilities (“Permitted Consideration”); provided, however, that the Company and its Restricted Subsidiaries shall be permitted to receive Property other than Permitted Consideration, so long as the aggregate Fair Market Value of all such Property other than Permitted Consideration received from Asset Sales since the 2009 Notes Issue Date and held by the Company or any Restricted Subsidiary at any one time shall not exceed 10% of Adjusted Consolidated Net Tangible Assets. The Net Available Cash from Asset Sales by the Company or a Restricted Subsidiary may be applied by the Company or such Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness of the Company or a Restricted Subsidiary), to (i) prepay, repay, redeem or purchase Senior Indebtedness of the Company or a Restricted Subsidiary; or (ii) reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary).
     (b) Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 365 days from the date of such Asset Sale shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company shall be required to make an offer (the “Prepayment Offer”) to all Holders of Notes and all Holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth herein with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Prepayment Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the Purchase Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Purchase Date), and will be payable in cash. If the aggregate principal amount of Notes tendered by Holders thereof exceeds the amount of available Excess Proceeds allocated for repurchases of Notes pursuant to the Prepayment Offer for Notes, then such Excess Proceeds will be allocated pro rata according to the principal amount of the Notes tendered and the Trustee will select the Notes to be purchased in accordance with this Indenture. To the extent that any portion of the amount of Excess Proceeds remains after compliance with the second sentence of this paragraph and provided that all Holders of Notes have been given the opportunity to tender their Notes for purchase as described in the following paragraph in accordance with this Indenture, the Company and its Restricted Subsidiaries may use such remaining amount for purposes permitted by this Indenture and the amount of Excess Proceeds shall be reset to zero.
(c) (i) Within 30 days after the 365th day following the date of an Asset Sale, the Company shall, if it is obligated to make an offer to purchase the Notes pursuant to the preceding paragraph, send a written Prepayment Offer notice, by first-class mail, to the Trustee and the Holders of the Notes (the “Prepayment Offer Notice”), accompanied by such information regarding the Company and its Subsidiaries as the Company believes shall enable such Holders of the Notes to make an informed decision with respect to the Prepayment Offer (which at a minimum shall include (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q of the Company and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Sales otherwise described in the offering materials, or corresponding successor reports (or, during any time that the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, corresponding reports prepared pursuant to Section 9.9), (B) a description of material developments in the Company’s business subsequent to the date of the latest of such reports and (C) if material, appropriate pro forma financial information). The Prepayment Offer Notice shall state, among other things, (1) that the Company is offering to purchase Notes pursuant to the provisions of this Indenture, (2) that any Note (or any portion thereof) accepted for payment (and duly paid on the Purchase Date) pursuant to the Prepayment Offer shall cease to accrue interest on the Purchase Date, (3) that any Notes (or portions thereof) not properly tendered shall continue to accrue interest, (4) the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days after the date the Prepayment Offer Notice is mailed (the “Purchase Date”), (5) the aggregate principal amount of Notes to be purchased, (6) a description of the procedure which Holders of Notes must follow in order to tender their Notes and the procedures that Holders of Notes must follow in order to withdraw an election to tender their Notes for payment and (7) all other instructions and materials necessary to enable Holders to tender Notes pursuant to the Prepayment Offer.
     (ii) Not later than the date upon which written notice of a Prepayment Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers’ Certificate as to (1) the amount of the Prepayment Offer (the “Offer Amount”), (2) the allocation of the Net Available Cash from the Asset Sales pursuant to which such Prepayment Offer is being made and (3) the compliance of such allocation with the provisions of Section 9.17(a). On such date, the Company shall also irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company is the Paying Agent, shall segregate and hold in trust) in cash an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Prepayment Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Notes or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee or the Paying Agent shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Notes delivered by the Company to the Trustee is less than the Offer Amount, the Trustee or the Paying Agent shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section.
     (iii) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. If at the expiration of the Offer Period the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased). Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.
     (iv) At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers’ Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section 9.17. A Note shall be deemed to have been accepted for purchase at the time the Trustee or the Paying Agent mails or delivers payment therefor to the surrendering Holder.
     (d) The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described above by virtue thereof.
     Section 9.18 Limitation on Transactions with Affiliates.
     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of Property or the rendering of any services) with, or for the benefit of, any Affiliate of the Company (other than the Company or a Wholly Owned Restricted Subsidiary) (each, an “Affiliate Transaction”), unless:
     (1) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm’s-length dealings with an unrelated third party; and
     (2) the Company delivers to the Trustee:
     (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10,000,000 but no greater than $25,000,000, an Officers’ Certificate certifying that such Affiliate Transaction or series of Affiliate Transactions complies with this Section 9.18; and
     (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25,000,000, an Officers’ Certificate certifying that such Affiliate Transaction or series of Affiliate Transactions complies with this Section 9.18 and that such Affiliate Transaction or series of Affiliate Transactions has been approved by a majority of the Disinterested Directors of Comstock.
     (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 9.18(a):
     (1) loans or advances to officers, directors and employees of the Company or any Restricted Subsidiary made in the ordinary course of business in an aggregate amount not to exceed $1,000,000 outstanding at any one time;
     (2) indemnities of officers, directors, employees and other agents of the Company or any Restricted Subsidiary permitted by corporate charter or other organizational document, bylaw or statutory provisions;
     (3) the payment of reasonable and customary fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any Affiliate,
     (4) the Company’s employee compensation and other benefit arrangements;
     (5) transactions exclusively between or among the Company and any of the Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture; and
     (6) any Restricted Payment permitted to be paid pursuant Section 9.10.
     Section 9.19 Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.
     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or suffer to exist or allow to become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary: (a) to pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or make payments on any Indebtedness owed, to the Company or any other Restricted Subsidiary, (b) to make loans or advances to the Company or any other Restricted Subsidiary or (c) to transfer any of its Property to the Company or any other Restricted Subsidiary (any such restrictions being collectively referred to herein as a “Payment Restriction”). However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:
     (1) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Restricted Subsidiary, or customary restrictions in licenses relating to the Property covered thereby and entered into in the ordinary course of business;
     (2) any instrument governing Indebtedness of a Person acquired by the Company or any Restricted Subsidiary at the time of such acquisition, which encumbrance or restriction is not applicable to any other Person, other than the Person, or the Property of the Person, so acquired, provided that such Indebtedness was not incurred in anticipation of such acquisition;
     (3) any instrument governing Indebtedness or Disqualified Capital Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor, provided that (a) such Indebtedness or Disqualified Capital Stock is permitted under Section 9.12 and (b) the terms and conditions of any Payment Restrictions thereunder are not materially more restrictive than the Payment Restrictions contained in the Bank Credit Agreement and the Indenture as in effect on the Issue Date;
     (4) the Bank Credit Agreement as in effect on the Issue Date or any agreement that amends, modifies, supplements, restates, extends, renews, refinances or replaces the Bank Credit Agreement, provided that the terms and conditions of any Payment Restrictions thereunder are not materially more restrictive than the Payment Restrictions contained in the Bank Credit Agreement as in effect on the Issue Date;
     (5) this Indenture, the Notes and the Subsidiary Guarantees; or
     (6) the indenture governing the Company’s existing 6 7/8% Senior Notes due 2012, 8 3/8% Senior Notes due 2017 and any subsidiary guarantees thereof, in each case as in effect on the Issue Date.
     Section 9.20 Limitation on Sale and Leaseback Transactions.
     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction unless (1) the Company or such Restricted Subsidiary, as the case may be, would be able to incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction or (2) the Company or such Restricted Subsidiary receives proceeds from such Sale/Leaseback Transaction at least equal to the Fair Market Value thereof and such proceeds are applied in the same manner and to the same extent as Net Available Cash and Excess Proceeds from an Asset Sale.
     Section 9.21 Covenant Suspension.
     Following any day (a “Suspension Date”) that (a) the Notes have a rating equal to or higher than BBB- (or the equivalent) by S&P and a rating equal to or higher than Baa3 (or the equivalent) by Moody’s (“Investment Grade Ratings”), (b) follows a date on which the Notes do not have Investment Grade Ratings, and (c) no Default or Event of Default has occurred and is continuing under this Indenture, the Company and its Restricted Subsidiaries shall not be subject to the covenants described in Sections 7.1(c), 9.10, 9.12, 9.14, 9.17, 9.18 and 9.19 (collectively, the “Suspended Covenants”). In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence, and on any subsequent date the Notes fail to have Investment Grade Ratings, or a Default or Event of Default occurs and is continuing, then immediately after such date (a “Reversion Date”), the Suspended Covenants will again be in effect with respect to future events, unless and until a subsequent Suspension Date occurs. The period between a Suspension Date and a Reversion Date is referred to in this Indenture as a “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during any Suspension Period. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 9.10 will be made as though the covenants described under Section 9.10 had been in effect since the Issue Date and throughout the Suspension Period. During any Suspension Period, the Board of Directors of the Company may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries pursuant to this Indenture.
ARTICLE X.
REDEMPTION OF NOTES
     Section 10.1 Notice to Trustee.
     If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, it shall notify the Trustee in writing of the redemption date, the principal amount of Notes to be redeemed and that such redemption is being made pursuant to paragraph 5 of the Notes.
     The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. Any election to redeem Notes shall be revocable until the Company gives a notice of redemption pursuant to Section 10.2 to the Holders of Notes to be redeemed.
     Section 10.2 Selection by Trustee of Notes to Be Redeemed.
     If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not less than 30 days nor more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, pro rata, by lot or by any other method as the Trustee shall deem fair and appropriate (or in the case of notes in global form, the Trustee will select Notes for redemption based on DTC’s method that most nearly approximates a pro rata selection) and which may provide for the selection for redemption of portions of the principal of Notes; provided, however, that Notes and portions of Notes selected for redemption shall be in amounts of $2,000 or integral multiples of $1,000 in excess of $2,000.

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.
     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.
     Section 10.3 Notice of Redemption.
     Notice of redemption shall be given in the manner provided for in Section 13.5 hereof not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed.
     All notices of redemption shall state:
     (a) the Redemption Date;
     (b) the Redemption Price;
     (c) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed;
     (d) that on the Redemption Date the Redemption Price (together with accrued interest, if any, to the Redemption Date payable as provided in Section 10.5 hereof) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that, unless the Company shall default in the payment of the Redemption Price and any applicable accrued interest, interest thereon will cease to accrue on and after said date; and
     (e) the place or places where such Notes are to be surrendered for payment of the Redemption Price.
     Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. Failure to give such notice by mailing to any Holder of Notes or any defect therein shall not affect the validity of any proceedings for the redemption of other Notes.
     Section 10.4 Deposit of Redemption Price.
     On or before 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 9.3 hereof) an amount of money sufficient to pay the Redemption Price of, and accrued and unpaid interest on, all the Notes which are to be redeemed on such Redemption Date.
     Section 10.5 Notes Payable on Redemption Date.

     Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued and unpaid interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest, if any, to the Redemption Date.
     If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.
     Section 10.6 Notes Redeemed in Part.
     Any Note which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 9.2 hereof (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Note so surrendered.
ARTICLE XI.
DEFEASANCE AND COVENANT DEFEASANCE
     Section 11.1 Company’s Option to Effect Defeasance or Covenant Defeasance.
     The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 11.2 or Section 11.3 hereof be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article XI.
     Section 11.2 Defeasance and Discharge.
     Upon the Company’s exercise under Section 11.1 hereof of the option applicable to this Section 11.2, the Company and the Subsidiary Guarantors shall be deemed to have been discharged from their respective obligations with respect to all Outstanding Notes on the date the conditions set forth in Section 11.4 hereof are satisfied (hereinafter, “legal defeasance”). For this purpose, such legal defeasance means that the Company and the Subsidiary Guarantors shall be deemed (i) to have paid and discharged their respective obligations under the Outstanding Notes; provided, however, that the Notes shall continue to be deemed to be “Outstanding” for purposes of Section 11.5 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and (ii) to have satisfied all their other obligations with respect to such Notes and this Indenture (and the Trustee, at the expense and direction of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Outstanding Notes to receive, solely from the trust fund described in Section 11.4 hereof and as more fully set forth in such Section, payments in respect of the principal of (and premium if any, on) and interest on such Notes when such payments are due (or at such time as the Notes would be subject to redemption at the option of the Company in accordance with this Indenture), (b) the respective obligations of the Company and the Subsidiary Guarantors under Sections 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 5.8, 5.14, 9.2, 12.1 (to the extent it relates to the foregoing Sections and this Article XI), 12.4 and 12.5 hereof and the Appendix, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and (d) the obligations of the Company and the Subsidiary Guarantors under this Article XI. Subject to compliance with this Article XI, the Company may exercise its option under this Section 11.2 notwithstanding the prior exercise of its option under Section 11.3 hereof with respect to the Notes.
     Section 11.3 Covenant Defeasance.
     Upon the Company’s exercise under Section 11.1 hereof of the option applicable to this Section 11.3, the Company and each Subsidiary Guarantor shall be released from their respective obligations under any covenant contained in Section 9.5 hereof, in Sections 9.8 through 9.20 hereof and in clauses (c) and (e) of Section 7.1 hereof with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”), and the Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Notes, the Company and each Subsidiary Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.1(c), 5.1(d) or 5.1(e) hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.
     Section 11.4 Conditions to Defeasance or Covenant Defeasance.
     The following shall be the conditions to application of either Section 11.2 or Section 11.3 hereof to the Outstanding Notes:
     (a) The Company or any Subsidiary Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.7 hereof who shall agree to comply with the provisions of this Article XI applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (a) cash in United States dollars in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any, on) and interest on the Outstanding Notes on the Stated Maturity thereof (or Redemption Date, if applicable), provided that the Trustee shall have been irrevocably instructed in writing by the Company to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes. Before such a deposit, the Company may give to the Trustee, in accordance with Section 10.1 hereof, a notice of its election to redeem all of the Outstanding Notes at a future date in accordance with Article X hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing. For this purpose, “U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.
     (b) No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as Sections 5.1(i) and 5.1(j) are concerned, at any time during the period ending on the 91st day after the date of such deposit.
     (c) Such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest under this Indenture or the Trust Indenture Act with respect to any securities of the Company or any Subsidiary Guarantor.
     (d) Such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound, as evidenced to the Trustee in an Officers’ Certificate delivered to the Trustee concurrently with such deposit.
     (e) In the case of an election under Section 11.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax laws, in either case providing that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred (it being understood that (x) such Opinion of Counsel shall also state that such ruling or applicable law is consistent with the conclusions reached in such Opinion of Counsel and (y) the Trustee shall be under no obligation to investigate the basis or correctness of such ruling).
     (f) In the case of an election under Section 11.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding

Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.
     (g) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, which, taken together, state that all conditions precedent provided for relating to either the legal defeasance under Section 11.2 hereof or the covenant defeasance under Section 11.3 (as the case may be) have been complied with.
     Section 11.5 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.
     Subject to the provisions of the last paragraph of Section 9.3 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee; collectively for purposes of this Section 11.5, the “Trustee”) pursuant to Section 11.4 hereof in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.
     The Company shall pay and indemnify the Trustee against all taxes, fees or other charges imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 11.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.
     Anything in this Article XI to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 11.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance, as applicable, in accordance with this Article.
     Section 11.6 Reinstatement.
     If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 11.5 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Subsidiary Guarantors’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.2 or 11.3 hereof, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 11.5 hereof; provided, however, that if the Company or any Subsidiary Guarantor makes any payment of principal of (or premium, if any, on) or interest on any Note following the reinstatement of its obligations, the Company or such Subsidiary Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE XII.
SUBSIDIARY GUARANTEES
     Section 12.1 Unconditional Guarantee.
     Each Subsidiary Guarantor hereby unconditionally, jointly and severally, guarantees (each such guarantee being referred to herein as this “Subsidiary Guarantee,” with all such guarantees being referred to herein as the “Subsidiary Guarantees”) to each Holder of Notes authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the full and prompt performance of the Company’s obligations under the Indenture and the Notes and that:
     (a) the principal of (and premium, if any, on) and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
     (b) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise;
subject, however, in the case of clauses (a) and (b) above, to the limitations set forth in Section 12.4 hereof.
     Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall, to the extent permitted by law, be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives, to the extent permitted by law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever, and covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and in this Subsidiary Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees it shall not be entitled to enforce any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article V hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article V hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Subsidiary Guarantee.
     Section 12.2 Subsidiary Guarantors May Consolidate, etc., on Certain Terms.
     (a) Except as set forth in Article VII hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale, conveyance or other disposition of all or substantially all the Properties of a Subsidiary Guarantor to the Company or another Subsidiary Guarantor.
     (b) Except as set forth in Article VII hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into a Person other than the Company or another Subsidiary Guarantor (whether or not Affiliated with such Subsidiary Guarantor), or successive consolidations or mergers in which a Subsidiary Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or other disposition of all or substantially all the Properties of a Subsidiary Guarantor to a Person other than the Company or another Subsidiary Guarantor (whether or not Affiliated with such Subsidiary Guarantor) authorized to acquire and operate the same; provided, however, that (i) immediately after such transaction, and giving effect thereto, no Default or Event of Default shall have occurred as a result of such transaction and be continuing, (ii) such transaction shall not violate any of the covenants of Sections 9.1 through 9.20 hereof, and (iii) upon any such consolidation, merger, sale, conveyance or other disposition, such Subsidiary Guarantor’s Subsidiary Guarantee set forth in this Article XII, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by such Person formed by such consolidation or into which such Subsidiary Guarantor shall have merged (if other than such Subsidiary Guarantor), or by the Person that shall have acquired such Property (except to the extent the following Section 12.3 would result in the release of such Subsidiary Guarantee, in which case such surviving Person or transferee of such Property shall not have to execute any such supplemental indenture and shall not have to assume such Subsidiary Guarantor’s Subsidiary Guarantee). In the case of any such consolidation, merger, sale, conveyance or other disposition and upon the assumption by the successor Person, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the applicable Subsidiary Guarantor, such successor Person shall succeed to and be substituted for such Subsidiary Guarantor with the same effect as if it had been named herein as the initial Subsidiary Guarantor.
     Section 12.3 Release of Subsidiary Guarantors.
     Upon the sale or disposition (by merger or otherwise) of a Subsidiary Guarantor (or all or substantially all of its Properties) to a Person other than the Company or another Subsidiary Guarantor and pursuant to a transaction that is otherwise in compliance with the terms of this Indenture, including but not limited to the provisions of Section 12.2 hereof or pursuant to Article VII hereof, such Subsidiary Guarantor shall be deemed released from its Subsidiary Guarantee and all related obligations under this Indenture; provided, however, that any such release shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, other Indebtedness of the Company or any other Restricted Subsidiary shall also be released upon such sale or other disposition. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a Company Request accompanied by an Officers’ Certificate and an Opinion of Counsel certifying that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture. In addition, in the event that any Subsidiary Guarantor ceases to guarantee payment of, or in any other manner to remain liable (whether directly or indirectly) with respect to, any and all other Indebtedness of the Company or any other Restricted Subsidiary of the Company, including, without limitation, Indebtedness under the Bank Credit Agreement, such Subsidiary Guarantor shall also be released from its Subsidiary Guarantee and the related obligations under this Indenture for so long as it remains not liable with respect to all such other Indebtedness. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a Company Request accompanied by an Officers’ Certificate and an Opinion of Counsel certifying that such Subsidiary Guarantor has ceased to guarantee or otherwise be liable with respect to such other Indebtedness of the Company and the other Restricted Subsidiaries. Each Subsidiary Guarantor that is designated as an Unrestricted Subsidiary in accordance with the provisions of this Indenture shall be released from its Subsidiary Guarantee and all related obligations under this Indenture for so long as it remains an Unrestricted Subsidiary. The Trustee shall deliver an appropriate instrument evidencing such release upon its receipt of the Board Resolution designating such Unrestricted Subsidiary. Any Subsidiary Guarantor not released in accordance with this Section 12.3 shall remain liable for the full amount of principal of (and premium, if any, on) and interest on the Notes as provided in this Article XII.
     Section 12.4 Limitation of Subsidiary Guarantors’ Liability.
     Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirm that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary

Guarantor under its Subsidiary Guarantee or pursuant to Section 12.5 hereof, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting such a fraudulent conveyance or fraudulent transfer. This Section 12.4 is for the benefit of the creditors of each Subsidiary Guarantor.
     Section 12.5 Contribution.
     In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a “Funding Guarantor”) under its Subsidiary Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor (if any) in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to the Notes or any other Subsidiary Guarantor’s obligations with respect to its Subsidiary Guarantee.
     Section 12.6 Severability.
     In case any provision of this Subsidiary Guarantee shall be invalid, illegal or unenforceable, that portion of such provision that is not invalid, illegal or unenforceable shall remain in effect, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
ARTICLE XIII.
MISCELLANEOUS
     Section 13.1 Compliance Certificates and Opinions.
     Upon any application or request by the Company or any Subsidiary Guarantor to the Trustee to take any action under any provision of this Supplemental Indenture, the Company or such Subsidiary Guarantor, as the case may be, shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act or this Supplemental Indenture. Each such certificate and each such legal opinion shall be in the form of an Officers’ Certificate or an Opinion of Counsel, as applicable, and shall comply with the requirements of this Supplemental Indenture.
     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Supplemental Indenture shall include:
     (1) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.
     The certificates and opinions provided pursuant to this Section 13.1 and the statements required by this Section 13.1 shall be satisfactory to the Trustee and comply in all respects with TIA Sections 314(c) and (e).
     Section 13.2 Form of Documents Delivered to Trustee.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon an officers’ certificate, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate with respect to such matters is erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Supplemental Indenture, they may, but need not, be consolidated and form one instrument.
     Section 13.3 Acts of Holders.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Supplemental Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Supplemental Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
     (c) The ownership, principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.
     (d) If the Company shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date, provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Supplemental Indenture not later than eleven months after the record date.
     (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of Notes shall bind every future Holder of the Notes and the Holder of Notes issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Notes.
     Section 13.4 Notices, etc. to Trustee, Company and Subsidiary Guarantors.
     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to or filed with,
     (1) the Trustee by any Holder, the Company or any Subsidiary Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (in the English language) and delivered in person or mailed by certified or registered mail (return receipt requested) to the Trustee at its Corporate Trust Office; or
     (2) the Company or any Subsidiary Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing (in the English language) and delivered in person or mailed by certified or registered mail (return receipt requested) to the Company or such Subsidiary Guarantor, as applicable, addressed to it at the Company’s offices located at 5300 Town and Country Blvd., Suite 500, Frisco, Texas, 75034, Attention: Chief Financial Officer, or at any other address otherwise furnished in writing to the Trustee by the Company.
     Section 13.5 Notice to Holders; Waiver.
     Where this Supplemental Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing (in the English language) and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Supplemental Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Supplemental Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.
     The Trustee may rely upon and comply with instructions or directions sent via unsecured facsimile or email transmission and the Trustee shall not be liable for any loss, liability or expense of any kind incurred by the Company or the Holders due to the Trustee’s reliance upon and compliance with instructions or directions given by unsecured facsimile or email transmission; provided, however, that such losses have not arisen from the negligence or willful misconduct of the Trustee, it being understood that the failure of the Trustee to verify or confirm that the person providing the instructions or directions, is, in fact, an authorized person does not constitute negligence or willful misconduct.
     Section 13.6 Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     Section 13.7 Successors and Assigns.
     All covenants and agreements in this Supplemental Indenture by the Company and the Subsidiary Guarantors shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Supplemental Indenture shall bind its successor.

     Section 13.8 Severability.
     In case any provision in this Supplemental Indenture or in the Notes or the Subsidiary Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.
     Section 13.9 Benefits of Supplemental Indenture.
     Nothing in this Supplemental Indenture or in the Notes, express or implied, shall give to any Person (other than the parties hereto, any Paying Agent, any Registrar and their successors hereunder, the Holders and, to the extent set forth in Section 12.4 hereof, creditors of Subsidiary Guarantors) any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.
     Section 13.10 Governing Law; Trust Indenture Act Controls.
     (a) THIS SUPPLEMENTAL INDENTURE, THE SUBSIDIARY GUARANTEES AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE COMPANY AND EACH SUBSIDIARY GUARANTOR IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE SUBSIDIARY GUARANTEES, AND THE COMPANY AND EACH SUBSIDIARY GUARANTOR IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED BY ANY SUCH COURT.
     (b) This Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by operation of Section 318(c) of the Trust Indenture Act, or conflicts with any provision (an “incorporated provision”) required by or deemed to be included in this Indenture by operation of such Trust Indenture Act section, such imposed duties or incorporated provision shall control.
     Section 13.11 Legal Holidays.
     In any case where any Interest Payment Date, Redemption Date, or Stated Maturity or Maturity of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes or the Subsidiary Guarantee) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity or Maturity; provided, however, that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.
     Section 13.12 No Personal Liability of Directors, Officers, Employees and Stockholders.
     No director, officer, employee, incorporator, stockholder, member, partner or trustee of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
     Section 13.13 Holder Communications.
     Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. Every Holder of Notes, by receiving and holding the same, agrees with the Company, the Subsidiary Guarantors, the Registrar and the Trustee that none of the Company, the Subsidiary Guarantors, the Registrar or the Trustee, or any agent of any of them, shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, that each of such Persons shall have the protection of TIA Section 312(c) and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).
     Section 13.14 Duplicate Originals.
     The parties may sign any number of copies or counterparts of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     Section 13.15 No Adverse Interpretation of Other Agreements.
     This Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.
     Section 13.16 Force Majeure.
     In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
     Section 13.17 Waiver of Jury Trial.

     EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE AND HOLDERS OF NOTES BY ACCEPTING A BENEFICIAL INTEREST IN THE NOTES HEREBY IRREVOCABLE WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
[Remainder of Page Intentionally Left Blank; Signature Pages Follow.]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

ISSUER: COMSTOCK RESOURCES, INC.

By:	/s/ ROLAND O. BURNS
Name:
Title:

SUBSIDIARY GUARANTORS: COMSTOCK OIL & GAS, LP
By:	Comstock Oil & Gas GP, LLC,
its general partner

By:	Comstock Resources, Inc. as sole member

By:	/s/ ROLAND O. BURNS
Name:
Title:

COMSTOCK OIL & GAS LOUISIANA, LLC
By:	/s/ ROLAND O. BURNS
Name:
Title:

COMSTOCK OIL & GAS GP, LLC
By:	Comstock Resources, Inc. as sole member

By:	/s/ ROLAND O. BURNS
Name:
Title:
[Signature Page to Comstock Resources, Inc. Third Supplemental Indenture dated as of March 14, 2011]

COMSTOCK OIL & GAS INVESTMENTS, LLC
By:	/s/ ROLAND O. BURNS
Name:
Title:

COMSTOCK OIL & GAS HOLDINGS, INC.
By:	/s/ ROLAND O. BURNS
Name:
Title:

[Signature Page to Comstock Resources, Inc. Third Supplemental Indenture dated as of March 14, 2011]

TRUSTEE: THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ JULIE HOFFMAN-RAMOS
Name:	JULIE HOFFMAN-RAMOS
Title:	SENIOR ASSOCIATE

[Signature Page to Comstock Resources, Inc. Third Supplemental Indenture dated as of March 14, 2011]

APPENDIX A
[FORM OF FACE OF NOTE]
[Global Notes Legend]
     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[FORM OF FACE OF NOTE]
COMSTOCK RESOURCES, INC.
7 3/4% Senior Note due 2019

No.		$
CUSIP No.
     Comstock Resources, Inc., a Nevada corporation, promises to pay to _____________, or registered assigns, the principal sum of _______________ Dollars on April 1, 2019.
     Interest Payment Dates: April 1 and October 1, beginning on October 1, 2011.
     Record Dates: March 15 and September 15.
     Additional provisions of this Note are set forth on the other side of this Note.
     IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

Dated:__________, _____ COMSTOCK RESOURCES, INC.
By:
Name:
Title:

By:
Name:
Title:

Form of Face Security, Page 1

TRUSTEE’S CERTIFICATE OF AUTHENTICATION THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee, certifies that this is one of the Notes referred to in the Indenture.
By:
Authorized Signatory

Form of Face Security, Page 2

[FORM OF REVERSE SIDE OF NOTE]
7 3/4 % Senior Note due 2019
1. Interest.
     Comstock Resources, Inc., a Nevada corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on April 1 and October 1 of each year. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance thereof. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
2. Method of Payment.
     The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the March 15 or September 15 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Note (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $500,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
3. Paying Agent and Registrar.
     Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company may act as Paying Agent, Registrar or co-registrar.
4. Indenture.
     The Company issued the Notes under an Indenture dated as of October 9, 2009 between the Company, the Subsidiary Guarantors and the Trustee (the “Original Indenture”), as
Form of Reverse Side of Security, Page 1

supplemented by a Third Supplemental Indenture dated as of even date therewith (the “Supplemental Indenture”, and the Original Indenture as supplemented thereby, the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and the Holders are referred to the Indenture and the TIA for a statement of those terms.
     The Notes are general unsecured obligations of the Company with no limit as to the aggregate principal amount at any one time outstanding (subject to Section 9.12 of the Indenture). The Notes issued on the Issue Date and any Additional Notes are treated as a single class of securities for all purposes of the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of certain capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Company or any Subsidiary Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the Property of the Company or any Subsidiary Guarantor.
     To guarantee the due and punctual payment of the principal and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Subsidiary Guarantors will unconditionally guarantee the Obligations on a joint and several basis pursuant to the terms of the Indenture.
5. Optional Redemption.
     The Notes are subject to redemption, at the option of the Company, in whole or in part, at any time on or after April 1, 2015 at the following Redemption Prices (expressed as percentages of principal amount) set forth below if redeemed during the 12-month period beginning April 1 of the years indicated below:

Year	Redemption Price
2015	103.875%
2016	101.938%
2017 and thereafter	100.000%
together in the case of any such redemption with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), all as provided in the Indenture.
Form of Reverse Side of Security, Page 2

     Notwithstanding the foregoing, prior to April 1, 2014, the Company may redeem, at any time or from time to time, up to 35% of the aggregate principal amount of Notes issued on the Issue Date, at a redemption price of 107.750% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), with the Net Cash Proceeds of one or more Public Equity Offerings, provided that at least 65% of the aggregate principal amount of Notes issued on the Issue Date remains outstanding immediately after such redemption (excluding Notes held by the Company and its Subsidiaries) and that such redemption occurs within 120 days following the closing of any such Public Equity Offering.
6. Sinking Fund.
     The Notes are not subject to any sinking fund.
7. Notice of Redemption.
     Notice of redemption will be sent at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his or her registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess of $2,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.
8. Repurchase of Notes at the Option of Holders upon Change of Control.
     Upon the occurrence of a Change of Control, any Holder of Notes will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to the date of purchase as provided in, and subject to the terms of, the Indenture.
9. Denominations; Transfer; Exchange.
     The Notes are in registered form without coupons in denominations of $2,000 and whole multiples of $1,000 in excess of $2,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.
10. Persons Deemed Owners.
     The registered Holder of this Note may be treated as the owner of it for all purposes.
Form of Reverse Side of Security, Page 3

11. Unclaimed Money.
     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.
12. Discharge and Defeasance.
     Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.
13. Amendment, Waiver.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Subsidiary Guarantors and the rights of the Holders under the Indenture at any time by the Company, the Subsidiary Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. Without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to qualify or maintain the qualification of the Indenture under the TIA, to add or release any Subsidiary Guarantor pursuant to the Indenture and to make certain other specified changes and other changes that do not adversely affect the interests of any Holder.
14. Defaults and Remedies.
     As set forth in the Indenture, an Event of Default is generally (i) failure to pay principal upon maturity, redemption or otherwise (including pursuant to a Change of Control Offer or a Prepayment Offer); (ii) default for 30 days in payment of interest on any of the Notes; (iii) default in the performance of agreements relating to mergers, consolidations and sales of all or substantially all assets or the failure to make or consummate a Change of Control Offer or a Prepayment Offer; (iv) failure for 90 days after notice to comply with Section 9.9 of the Indenture; (v) failure for 60 days after notice to comply with any other covenants in the Indenture, any Subsidiary Guarantee or the Notes; (vi) certain payment defaults under, and the acceleration prior to the maturity of, certain Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount in excess of $50,000,000; (vi) the failure of any Subsidiary Guarantee to be in full force and effect (except as permitted by the Indenture);
Form of Reverse Side of Security, Page 4

(vii) certain final judgments or orders against the Company or any Restricted Subsidiary in an aggregate amount of more than $50,000,000 (net of any amounts covered by insurance with a reputable and creditworthy insurance company that has not disclaimed liability) which remain unsatisfied and either become subject to commencement of enforcement proceedings or remain unstayed for a period of 60 days; and (viii) certain events of bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately, except that (i) in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary, the principal amount of the Notes will become due and payable immediately without further action or notice, and (ii) in the case of an Event of Default which relates to certain payment defaults or the acceleration with respect to certain Indebtedness, any such Event of Default and any consequential acceleration of the Notes will be automatically rescinded if any such Indebtedness is repaid or if the default relating to such Indebtedness is cured or waived, and if the holders thereof have accelerated such Indebtedness, such holders have rescinded their declaration of acceleration. No Holder may pursue any remedy under the Indenture unless the Trustee shall have failed to act after notice from such Holder of an Event of Default and written request by Holders of at least 25% in aggregate principal amount of the Outstanding Notes to institute proceedings in respect of such Event of Default, and the offer to the Trustee of indemnity reasonably satisfactory to it; however, such provision does not affect the right to sue for enforcement of any overdue payment on a Note by the Holder thereof. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except default in payment of principal, premium or interest) if it determines in good faith that withholding the notice is in the interest of the Holders. The Company is required to file annual reports with the Trustee as to the absence or existence of defaults.
15. Trustee Dealings with the Company.
     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
16. No Personal Liability of Directors, Officers, Employees and Stockholders.
     No director, officer, employee, incorporator, stockholder, member, partner or trustee of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
Form of Reverse Side of Security, Page 5

17. Authentication.
     This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.
18. Abbreviations.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
19. Governing Law.
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
20. CUSIP Numbers.
     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
     THE COMPANY WILL FURNISH TO ANY HOLDER OF NOTES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE ORIGINAL INDENTURE AND THE SUPPLEMENTAL INDENTURE WHICH HAS IN IT THE TEXT OF THIS NOTE.
Form of Reverse Side of Security, Page 6

ASSIGNMENT FORM
To assign this Note, fill in the form below:
I or we assign and transfer this Note to
(Print or type assignee’s name, address and zip code)
(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint                      agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Name: (Print exactly as your name appears on the face of this Note)

Your Signature: (Sign exactly as your name appears on the face of this Note)

Signature Guarantee: Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature acceptable to Trustee

[TO BE ATTACHED TO GLOBAL NOTES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
     The initial principal amount of this Global Note is $ [                     ]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Company pursuant to Section 9.16 or 9.17 of the Indenture, check the box below:
     ☐  Section 9.16            ☐  Section 9.17
     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 9.16 or 9.17 of the Indenture, state the amount: $

Date:	Your signature: (Sign exactly as your name appears on the other side of the Note)
Signature guarantee: Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the trustee.